Exhibit 10.1


                                                               EXECUTION VERSION


                             PLAN SUPPORT AGREEMENT

         PLAN SUPPORT AGREEMENT (this "Agreement"), dated September 14, 2006, by and among (i) the Official Committee of Unsecured Creditors of Refco Inc., et al. (the "Official Committee"); (ii) the Additional Committee of Unsecured Creditors of Refco Inc., et al. (the "Additional Committee"); (iii) the chapter 11 trustee (the "RCM Trustee") in his capacity as chapter 11 trustee for Refco Capital Markets Ltd. ("RCM"); (iv) Refco Inc. and affiliated debtors in possession (the "Debtors"); (v) non-debtor affiliates of Refco Inc. that are controlled, directly or indirectly, by Refco Inc. (the "Non-Debtor Affiliates");
(vi) each of the individual customers and creditors of RCM that are signatories hereto on or become signatories after the date hereof (the "RCM Creditors");
(vii) each of the individual creditors of the Debtors or Refco, LLC ("LLC") that are signatories hereto on or become signatories after the date hereof (the "Refco Creditors" and, together with the Official Committee, the Additional Committee, the RCM Trustee, the Debtors, the Non-Debtor Affiliates, and the RCM Creditors, the "Parties"); and (viii) solely for purposes of clauses (ii) and
(iii) of Section 4, clause (vi) of Section 6 and clause (iii) of Section 7 and for no other purpose, the chapter 7 trustee (the "LLC Trustee") for LLC in his capacity as chapter 7 trustee for LLC;

         WHEREAS, RCM and the Debtors filed petitions for relief under chapter 11 of the United States Bankruptcy Code (as amended, the "Bankruptcy Code") beginning on October 17, 2005, with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

         WHEREAS, the Official Committee was appointed by the United States Trustee in the chapter 11 cases of the Debtors (the "Chapter 11 Cases") on October 28, 2005, and was reconstituted on March 29 and July 21, 2006;

         WHEREAS, by Order dated April 13, 2006, the Bankruptcy Court appointed Marc S. Kirschner as the RCM Trustee;

         WHEREAS, on August 3, 2006, the U.S. Trustee filed Notices of Bifurcation of Official Committee of Unsecured Creditors by Further Reconstitution And Amended Appointment, further reconstituting the Official Committee and establishing the Additional Committee;

         WHEREAS, the RCM Trustee entered into (i) a settlement agreement with certain customers and creditors of RCM dated as of June 29, 2006 (as amended and in effect from time to time, the "RCM Settlement Agreement"); and (ii) a settlement agreement with Rogers Raw Materials Fund, L.P. and Rogers International Raw Materials Fund, L.P. (the "Rogers Funds") dated as of July 20, 2006 (the "Rogers Settlement Joinder," and, together with the RCM Settlement Agreement, the "RCM Settlement");

         WHEREAS, the Parties have negotiated that certain "Summary Terms Of Global Chapter 11 Plan for Refco Inc., et al. (the "Global Term Sheet," a copy of which is annexed hereto as Exhibit A) for a proposed global chapter 11 plan for the Debtors and RCM (the "Global Plan");

         WHEREAS, the Parties now seek to enter into this Agreement to memorialize their support for the Global Plan, subject to the terms hereof and the Global Term Sheet;

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

         1. Support of Global Plan. Provided that the terms and conditions of the Plan Documents (as defined below) are consistent with the Global Term Sheet and all other terms and conditions of this Agreement have been satisfied or waived, then:

         i. the Debtors and the RCM Trustee and, to the extent that the Official Committee, the Additional Committee, or both, elect to do so before the hearing before the Bankruptcy Court on the adequacy of the disclosure statement (the "Disclosure Statement") for the Global Plan, the Official Committee, the Additional Committee, or both, will act as the co-proponents (the "Co-Proponents") of the Global Plan;

         ii. each Party shall refrain from proposing or supporting any chapter 11 plan for the Debtors other than the Global Plan; and

         iii. no Party will object to the Global Plan or take any action directly or indirectly inconsistent with the terms and conditions of this Agreement or that would unreasonably delay confirmation or consummation of the Global Plan or approval of the Disclosure Statement.

Upon the execution and delivery of this Agreement by the Debtors, the Non-Debtor Affiliates, the Official Committee, the Additional Committee, those RCM Creditors listed on Schedule 1, and the Refco Creditors consisting of D.E. Shaw Laminar Portfolios, L.L.C. and Esopus Creek Advisors LLC (collectively, the "Requisite Parties"), the Co-Proponents will file a copy of this Agreement with the Bankruptcy Court.

         2. Preparation and Filing of Global Plan. The Co-Proponents, in consultation with the other Parties, shall pursue the preparation and filing with the Bankruptcy Court of all documents necessary or appropriate for the Global Plan (the "Plan Documents") in a manner that is consistent with the terms and conditions set forth in the Global Term Sheet.

         3. Confirmation and Consummation of Global Plan. The Co-Proponents shall use their reasonable best efforts to seek the confirmation and consummation of the Global Plan and its effectiveness in accordance with the terms and conditions set forth in the Global Term Sheet in a manner that satisfies each of the deadlines set forth in the Global Term Sheet and the RCM Settlement (unless such terms, conditions or deadlines are waived, extended or modified in accordance with the Global Term Sheet and the RCM Settlement Agreement, as applicable).

         4. Provisions Concerning the Lenders and the LLC Trustee. Clause (i) of this Section shall be effective immediately upon the execution of this Agreement by the Requisite Parties and those RCM Creditors constituting a Super Majority (as defined in the RCM Settlement Agreement). Clauses (ii) and (iii) of this Section shall be immediately effective upon execution of this Agreement by the LLC Trustee.

         i. The Parties irrevocably confirm that, if the Order substantially and in all material respects in the form attached hereto as Exhibit B (with such changes thereto that are not materially adverse to the Co-Proponents, the RCM Creditors or the Refco Creditors or are otherwise reasonably acceptable to the Parties, the "Lender Settlement Order"), approving the settlement and compromise pursuant to Rule 9019 of the Bankruptcy Rules of certain controversies and disputes under the Credit Agreement dated as of August 5, 2004, as amended (the "Credit Agreement"), among inter alia certain of the Debtors, Bank of America, N.A. as administrative agent (in its capacity as such, the "Agent") and the lenders (the "Lenders") from time to time party thereto, is entered by the Bankruptcy Court, then the Parties will be irrevocably bound by all of the terms and conditions of the Lender Settlement Order (including, without limitation, the releases of the Agent and the Lenders and related injunctions contained therein), in each case regardless of whether any Global Plan or any other plan or plans are agreed upon or confirmed in the chapter 11 cases of the Debtors or RCM or any of such cases is converted to chapter 7. The Co-Proponents further irrevocably agree, if the Lender Settlement Order is entered, to use their reasonable best efforts to ensure that any plan confirmed in the chapter 11 cases of the Debtors or RCM is a Qualifying Plan (as defined in the Lender Settlement Order). Furthermore, the Parties irrevocably agree not to (A) object to the entry of the Lender Settlement Order or, if the Lender Settlement Order is entered, the provisions set forth in paragraph 10 of the Lender Settlement Order to the extent that those provisions are contained in any plan proposed in the Chapter 11 Cases, or (B) if the Lender Settlement Order is entered, propose any plan in the Chapter 11 Cases that does not contain the provisions of paragraph 10 of the Lender Settlement Order. The obligations of the Parties under this paragraph (i) shall terminate if the Lender Settlement Order ceases to be in effect pursuant to paragraph 16 thereof.

         ii. The LLC Trustee shall use his reasonable best efforts to file objections, if appropriate, by September 15, 2006, to (A) the ten largest timely-filed claims against LLC excluding claims identified on the Schedule 2 (the "LLC Claims Schedule") attached hereto and (B) any unliquidated timely-filed claims against LLC excluding claims identified on the LLC Claims Schedule. In addition, on or before 10 days after receipt by the LLC Trustee from the RCM Trustee of a list

                (the "RCM Non-Signatory List") identifying any claims on the LLC Claims Schedule as to which in the RCM Trustee's opinion the LLC Trustee will not be receiving an executed LLC Claim Subordination and Waiver (an "LLC Claim Subordination and Waiver") satisfactory to the LLC Trustee in the form attached hereto as Exhibit C, the LLC Trustee shall use his reasonable best efforts to file objections, if appropriate, to such claims.

         iii. The LLC Trustee shall use his reasonable best efforts to file, by September 15, 2006, (A) a stipulation allocating the proceeds of the sale of the Debtors' regulated commodity broker businesses if, on or before September 14, 2006, the Co-Proponents and the LLC Trustee have agreed to the stipulation, and (B) a motion to pay the amounts owed to Refco Capital LLC related to loans from Refco Capital LLC to Refco LLC Customers.

         5. Conditions. The effectiveness of the remaining provisions of this Agreement shall be subject to the following conditions precedent, all of which shall have occurred on or prior to September 14, 2006:

         i.     this Agreement shall have been executed by the Requisite
                Parties;

         ii. the RCM Trustee shall have modified the proposed order (such modification being herein called the "RCM Settlement Order Modification") approving the RCM Settlement Agreement to include the provision set forth on Exhibit D; and

         iii. subject to the LLC Trustee's right to object to the RCM Settlement as preserved under clause (iii) of Section 7, each of the Parties that filed or joined in an objection with respect to the pending motions for approval of the RCM Settlement shall have rested on the pleadings filed, without oral argument other than in response to questions from the Bankruptcy Court, and without the adducing of evidence, for purposes of the Bankruptcy Court hearing scheduled to commence on September 14, 2006, seeking an order or orders approving the RCM Settlement as contemplated by ss. 14(b)(iv) of the RCM Settlement Agreement (the "Initial Approval Order").

         6. Covenants. The Parties make the following covenants as applicable to them:

         i. each of the Co-Proponents shall (a) support entry of the order or orders approving the stipulation and motion referred to in clause (iii) of Section 4 and (b) take all reasonable steps necessary to meet the deadlines contemplated by this Agreement and in the Global Term Sheet;

         ii. each of the Parties negotiating the terms and other provisions of the Plan Documents shall negotiate in good faith;

         iii. each of the Parties shall forbear from asserting or supporting the assertion by others of inter-company and other claims against other Parties to this Agreement to be resolved as contemplated by the Global Term Sheet, and shall cease all litigation preparation for and prosecution of any such claims and all inter-company and related forensic analysis, except as may be necessary to prepare for the confirmation hearing on the Global Plan;

         iv. the RCM Trustee and the RCM Creditors shall not amend the RCM Settlement in any manner inconsistent with this Agreement or the Global Term Sheet exclusive of extending deadlines in the RCM Settlement;

         v. the RCM Trustee shall use his reasonable best efforts to enter into arrangements satisfactory to himself and the LLC Trustee, including the provision of any agreed indemnification, to enable the LLC Trustee to set reserves with respect to any claims filed against LLC by the Rogers Funds, or any of their affiliates, or any entities claiming derivatively or for the same or similar claims (collectively, the "Rogers Claims"), at no more than $75 million (if acceptable to the LLC Trustee) for purposes of facilitating LLC's distributions to the Debtors as contemplated by the Global Term Sheet, subject to the right of the Rogers Funds to challenge any such arrangements as preserved under clause (iii) of Section 7;

         vi. the LLC Trustee shall use his reasonable best efforts to conclude litigation in the Bankruptcy Court over allowance and amount, if any, of the Rogers Claims against LLC on or prior to October 15, 2006;

         vii. If at any time the RCM Creditors constitute the Super Majority (as defined in the RCM Settlement Agreement), then, on the earlier to occur of the date of entry of the Lender Settlement Order and one business day prior to the hearing before the Bankruptcy Court seeking an order or orders contemplated by ss.14(c)(ii) of the RCM Settlement Agreement (the "Final Approval Order"), (A) each of the Parties that filed objections with respect to the pending motions for approval of the RCM Settlement will withdraw such objections, (B) each of the Debtors, the Official Committee and the Additional Committee shall support the Final Approval Order other than for any ownership disputes arising out of the Rogers Claims as to securities deposited by the Rogers Funds and (C) each of the Refco Creditors shall not object to such approval;

         viii. the RCM Trustee shall provide the RCM Non-Signatory List to the LLC Trustee on or prior to September 26, 2006; and

         ix. the RCM Trustee shall not (a) except with respect to claims for which specific reserves were established in the Initial Order and for any ownership disputes arising out of the Rogers Claims as to securities deposited by the Rogers Funds, commence the hearing before the Bankruptcy Court seeking the Final Approval Order prior to October 3, 2006, or (b) make any distributions to pre-petition creditors or customers of RCM on account of their prepetition claims against RCM prior to December 1, 2006.

         7.     Other Agreements and Reservations.

         i. Each RCM Creditor other than the Rogers Funds agrees to execute and deliver to the LLC Trustee an LLC Claim Subordination and Waiver.

         ii. Each RCM Creditor agrees to (a) elect to receive its pro rata share of the proceeds, contemplated by the Global Term Sheet, of the RCM BAWAG Proceeds (as defined in the Global Term Sheet), and (b) upon tender to it of a certificate or certificates evidencing its interest or interests in the Private Action Trust contemplated by the Global Term Sheet, contribute its private Refco related causes of action to the Private Actions Trust.

         iii. Nothing contained in this Agreement (a) except as provided in clause (i) of Section 4, prevents any Party from objecting to the exculpation provisions of the Global Plan in favor of any person for the person's acts or omissions during the course of the Debtors' and RCM's bankruptcy cases, (b) imposes any duty on the LLC Trustee to agree to any arrangements to lower the reserves at LLC with respect to the Rogers Claims as contemplated by clause (v) of Section 6, (c) prevents the Rogers Funds from challenging any lowered reserves with respect to the Rogers Claims that may be sought to be established at LLC as contemplated by clause (v) of Section 6, (d) otherwise prejudices the claims or rights of the Rogers Funds with respect to the Rogers Claims, (e) impairs the LLC Trustee's right to object to any aspect of the RCM Settlement or the Global Plan that purports to resolve any of the Rogers Claims against RCM or the RGL Debtors, or purports to allocate any securities or cash (or proceeds thereof) in which the Rogers Funds have asserted an interest, without a release of all claims that the Rogers Funds may assert against LLC or other resolution of the Rogers Claims acceptable to the LLC Trustee or (f) except as provided in clause (vii) of Section 6, impairs the right of any Party who has filed or joined in an objection to the RCM Settlement to appeal from the

                Initial Approval Order or to maintain its objection or joinder to an objection to any and all orders approving the RCM Settlement.

         iv. Neither the execution or delivery of this Agreement by any Party nor the occurrence of any Cause (as defined in Section 8) shall constitute any ground to challenge the Initial Approval Order or any other Order or Orders of the Bankruptcy Court approving the RCM Settlement Agreement.

         8. Withdrawal. Any Party may, subject to Section 9, withdraw from this Agreement without recourse for Cause (as defined below) effective upon providing written notice thereof to counsel to each of the Debtors, the Official Committee, the Additional Committee and the RCM Trustee, provided that such Cause was not the result of such Party's own act or omission. "Cause" shall mean:

         i. any covenant or other material term or provision of this Agreement shall have been breached in any material respect by any Party and (A) the breach shall not have been cured within five business days following notice by any Party to all of the other Parties of the breach or (B) within such five-business day period one or more of the Co-Proponents shall not have commenced an action against the breaching Party for specific performance of this Agreement;

         ii.    the action against the breaching party referred to in clause
                (i)(B) shall be dismissed or shall not be resolved in favor the plaintiff Co-Proponent or Co-Proponents within ten business days after having been commenced;

         iii. on or prior to September 15, 2006, (A) the Bankruptcy Court shall not have issued the Initial Approval Order, or (B) the Global Plan and Disclosure Statement shall not have been filed with the Bankruptcy Court;

         iv. on or prior to September 19, 2006, (A) this Agreement shall not have been executed by the Super Majority (as defined in the RCM Settlement Agreement), or (B) the LLC Trustee shall not have received an executed LLC Claim Subordination and Waiver satisfactory to the LLC Trustee, for purposes of facilitating LLC's distributions to the Debtors as contemplated by the Global Term Sheet, from the holders of at least the Super Majority (as defined in the RCM Settlement Agreement but excluding the Rogers Funds for purposes of determining the Super Majority if the Bankruptcy Court has by then approved the Rogers Settlement Joinder);

         v. on or prior to September 27, 2006, the Lender Settlement Order shall not have been issued by the Bankruptcy Court;

         vi. on or prior to October 5, 2006, an Order allocating the BAWAG Proceeds (as defined in the Global Term Sheet), as contemplated by the Global Term Sheet, shall not have been issued by the Bankruptcy Court;

         vii. on or prior to October 16, 2006, (A) the Bankruptcy Court shall not have issued the Final Approval Order other than for those claims for which specific reserves were established under the Initial Approval Order, (B) the "Payment Date" under and as defined in the Lender Settlement Order shall not have occurred,
                (C) the Disclosure Statement shall not have been approved by the Bankruptcy Court, or (D) the Disclosure Statement, if approved on or prior to October 16, 2006, shall refer to and be accompanied by a plan that is either (1) not consistent with the terms and conditions set forth in the Global Term Sheet, or
                (2) adds one or more terms that materially reduce the economic return or the timing of the economic return reasonably anticipated by RCM Creditors or the Refco Creditors under the Global Plan;

         viii. on or prior to December 15, 2006, the Global Plan shall not have been confirmed by the Bankruptcy Court; or

         ix. on or prior to December 31, 2006, the Effective Date of the Global Plan shall not have occurred.

         9. Effect of Withdrawal. In the event of a Party's withdrawal from this Agreement, neither the existence (including any term or provision) of this Agreement, the Global Term Sheet, the Global Plan, the Disclosure Statement, nor any related documents may be deemed, asserted, or construed as an admission or evidence of any issue. The provisions of Section 4 applicable to a withdrawing Party, and any of this Section and Sections 10 through 22 to the extent relating to Section 4, shall survive the Party's withdrawal, but no other rights or obligations of the withdrawing Party shall survive the withdrawal.

         10. Remedies; Specific Performance. If a Party breaches any covenant or other term or provision of this Agreement, the Party shall not be liable for money damages. This Agreement, including, without limitation, the Parties' agreement herein to support the Global Plan and to facilitate its confirmation and consummation as provided herein, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties hereto that (i) money damages would not be a sufficient remedy for any breach of this Agreement by any Party and in any event is not a remedy available under this Agreement, (ii) each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, and (iii) the right to withdraw from this Agreement is a cumulative remedy to specific performance so long as such Party has not withdrawn from this Agreement.

         11. No Solicitation. This Agreement is not and shall not be deemed to be a solicitation for votes in favor of any chapter 11 plan for the Debtors. No votes for any chapter 11 plan shall be solicited except in accordance with the terms and conditions of a disclosure statement that has been approved by the Bankruptcy Court.

         12. Further Disposition or Acquisition of Claims. This Agreement shall in no way be construed to preclude any Party from disposing of or acquiring claims against the Debtors, RCM or LLC. However, as a condition to any claim being disposed of, the transferee of the claim shall execute and deliver to the Co-Proponents a writing in form and substance satisfactory to the Co-Proponents to the effect that the transferee is bound by the terms of this Agreement or the disposition shall be void, and any claim acquired by a Party shall automatically be subject to all of the terms of this Agreement.

         13. Notices. All notices, requests, elections, and demands under or in connection with this Agreement shall be in writing and shall be delivered by hand, sent by recognized overnight courier, or sent by facsimile or similar electronic means to the party as set forth under its signature hereto, or to such other address or facsimile number as such party shall provide to all other parties hereto in writing, and shall be deemed sent or given hereunder, in the case of personal delivery or delivery by recognized overnight courier, on the date of actual receipt, and in the case of transmission by facsimile or similar electronic means, on the date of actual transmission.

         14. Entire Agreement. This Agreement and the Global Plan Term Sheet (the provisions of which are expressly incorporated herein) constitute the entire agreement among the Parties as to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, warranties, and understandings of the parties, whether oral, written, or implied, as to the subject matter hereof.

         15. Modification; Waiver. No modification or amendment of this Agreement shall be binding unless executed in writing by (a) the Debtors, (b) the Official Committee, (c) the Additional Committee, (d) the RCM Trustee, (e) the RCM Creditors holding at least 75% in amount of the claims of all RCM Creditors at such date, (f) the Refco Creditors constituting Bondholders (as such term is defined in the Global Term Sheet), holding a majority in amount of the claims of all such Refco Creditors at such date and (g) the Refco Creditors, exclusive of the Indenture Trustee (as such term is defined in the Global Term Sheet) and Bondholders, holding 75% in amount of the claims of all Refco Creditors, exclusive of the Indenture Trustee and Bondholders, at such date. However, (i) the consent of an RCM Creditor or Refco Creditor that holds a claim of a particular class or type is required if the modification or amendment treats the claim in a different manner than a claim that another RCM Creditor or Refco Creditor holds of that class or type, (ii) the consent of the Super Majority (as defined in the RCM Settlement Agreement) is required if the RCM Creditors constitute a Super Majority and the modification or amendment would materially reduce the economic return reasonably anticipated by the RCM Creditors under the Global Plan, and (iii) the consent of the Lenders and the Agent is required to modify or amend clause (i) of Section 4, or any of this Section, Sections 9 through 14 or Sections 16 through 22 to the extent that the Section relates to clause (i) of Section 4. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

         16. Third-Party Beneficiaries. The Lenders and the Agent are third party beneficiaries of clause (i) of Section 4, and of this Section, Sections 9 through 15 and Sections 17 through 22 to the extent that the Section relates to clause (i) of Section 4, without the consent of the Lenders and the Agent. Except for such rights of the Lenders and the Agent as third party beneficiaries, nothing contained in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third party to any Party to this Agreement.

         17. Successors And Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, each Party hereto and their respective legal representatives, successors, and assigns, including (in the case of any estate representative, any successor representative, whether in chapter 11 or chapter 7 of the Bankruptcy Code).

         18. Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and do not constitute a part of this agreement.

         19. Interpretation. This Agreement is the product of negotiations among the parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. In case of a conflict between this Agreement and the Global Term Sheet, the Global Term Sheet shall govern; provided, however, that the covenants set forth in Section 6 of this Agreement shall override any inconsistent provision.

         20. Counterparts; Fax Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart.

         21. Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state.

         22. Jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto irrevocably and unconditionally agrees that any legal action, suit, or proceeding against it with respect to any dispute arising under this Agreement or for recognition or enforcement (including specific performance) of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court. By its execution and delivery of this Agreement, each of the Parties hereto irrevocably accepts and submits itself to the jurisdiction of the Bankruptcy Court for such purposes and agrees that any such legal action, suit, or proceeding shall constitute a core proceeding within the meaning of 28 U.S.C. ss. 157(b)(2).

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered as of the date first above written.

                   Remainder of Page Left Intentionally Blank


SKADDEN, ARPS, SLATE, MEAGHER                           Non-Debtor Affiliates of REFCO
& FLOM LLP                                              INC.

By:  /s/ J. Gregory Milmoe
    ------------------------------
J. Gregory Milmoe (JGM 0919)
Sally McDonald Henry (SMH 0839)
Four Times Square
New York, New York 10036                                By: /s/ Harrison J. Goldin
(212) 735-3000                                              -------------------------------
                                                        Name: Harrison J. Goldin


Attorneys for Refco Inc. and Affiliated
Debtors in Possession


MARC S. KIRSCHNER, RCM                                  ALBERT TOGUT, LLC TRUSTEE, not
TRUSTEE, not individually but in his                    individually but in his capacity as chapter 7
capacity as chapter 11 trustee of REFCO                 trustee of REFCO, LLC, solely for
CAPITAL MARKETS, LTD.                                   purposes of clauses (ii) and (iii) of Section
                                                        4, clause (vi) of Section 6 and clause (iii) of
                                                        Section 7 and for no other purpose

By: /s/ Marc S. Kirschner
    ------------------------------                      By:   /s/ Albert Togut, as Trustee
                                                             -----------------------------
Name: Marc S. Kirschner, Trustee
    ------------------------------                      Name:
                                                              ----------------------------


MILBANK, TWEED, HADLEY & McCLOY LLP                     KASOWITZ, BENSON, TORRES &
                                                        FRIEDMAN LLP
By: /s/ Susheel Kirpalani
  ---------------------------------
Luc A. Despins (LD 7543)                                By:  /s/ David S. Rosner
Susheel Kirpalani (SK 8926)                                 ---------------------------
Dennis C. O'Donnell (DO 3648)                           David S. Rosner (DR-4214)
Andrew M. Leblanc (AL 8935)                             Andrew K. Glenn (AG-9934)
1 Chase Manhattan Plaza                                 Howard W. Schub (HS-1600)
New York, New York 10005-1413                           Jeffrey R. Gleit (JG-8710)
Tel: (212) 530-5000                                     Daniel A. Fliman (DF-2236)
                                                        1633 Broadway
Attorneys for Official Committee of                     New York, New York 10019
Unsecured Creditors of Refco Inc., et al.               Phone: 212-506-1700
                                                        Attorneys for Additional Committee of
                                                        Unsecured Creditors of Refco Inc., et al.

LOEB & LOEB LLP

By: /s/ Walter H. Curchack
   -----------------------------
Walter H. Curchack (WH-3177)
William M. Hawkins (WH-1865)
Vadim J. Rubinstein (VR-5896)
345 Park Avenue
New York, New York 10154
(212) 407-4000

Attorneys for Wells Fargo Bank, National
Association, as Indenture Trustee,
solely in its capacity as a member
of the Official Committee




STROOCK & STROOCK & LAVAN LLP                STROOCK & STROOCK & LAVAN LLP

By: /s/ Michael J. Sage                      By: /s/ Michael J. Sage
   ------------------------                     ------------------------------
Michael J. Sage (MS 6998)                    Michael J. Sage (MS 6998)
Gerald C. Bender (GB 5849)                   Gerald C. Bender (GB 5849)
Joseph G. Minias (JM 6530)                   Joseph G. Minias (JM 6530)
180 Maiden Lane                              180 Maiden Lane
New York, New York 10038                     New York, New York 10038
Telephone: (212) 806-5400                    Telephone: (212) 806-5400
Facsimile: (212) 806-6006                    Facsimile: (212) 806-6006

Attorneys for D.E. Shaw & Co., LP            Attorneys for Esopus Creek Advisors

                                              CLEARY GOTTLIEB STEEN
                                                 & HAMILTON LLP


                                              By: /s/ Thomas J. Moloney
                                                 -------------------------
                                              Thomas J. Moloney (TM-9775)
                                              Jane Kim
                                              One Liberty Plaza
                                              New York, New York
                                              10006-1470
                                              (212) 225-2000

                                              Attorneys for Inter
                                              Financial Services, Ltd.

                                              CAPITAL MANAGEMENT SELECT
                                              FUND LTD.

                                              /s/ Vytenis Rasutis
                                              ---------------------------
                                              By:      Vytenis Rasutis
                                              Title:   Director

                                              Address for notices:

                                              DICKSTEIN SHAPIRO LLP

                                              Daniel M. Litt (DL-9227;
                                              admitted pro hac vice)
                                              Paul B. Bran (PB-5659;
                                              admitted pro hac vice)
                                              1825 Eye Street, N.W.
                                              Washington, DC 20006-5403
                                              Tel: (202) 420-3144
                                              Fax: (202)-420-2201

                                              Attorneys for Capital
                                              Management Select Fund Ltd.

                                              COLE, SCHOTZ, MEISEL,
                                                 FORMAN & LEONARD, P.A.
                                                 A Professional Corporation


                                              By: /s/ Joshua Angel
                                                ----------------------------
                                              Joshua Angel (JA-3288)
                                              Laurence May, Esq. (LM-9714)
                                              Seth F. Kornbluth, Esq. (SK-4911)
                                              460 Park Avenue
                                              New York, NY 10022-1906
                                              (212) 752-8000

                                              Attorneys for Global
                                              Management Worldwide
                                              Limited; Arbat Equity
                                              Arbitrage Fund Limited;
                                              Russian Investors
                                              Securities Limited; and
                                              Garden Ring Fund Limited

SHUTTS & BOWEN LLP                            SHUTTS & BOWEN LLP and
                                              LARRY I. GLICK, P.C.
By: /s/  Robert Fracasso
   ----------------------------
Robert Fracasso (RF-2538)                     By:
Peter E. Shapiro (PES-4795)                      ------------------------------
201 South Biscayne Boulevard                  As attorneys for Altima Capital
1500 Miami Center                             Management, Inc.
(305) 379-9102

LARRY I. GLICK, P.C.
Larry I. Glick (LG-8665)
1305 Franklin Avenue, Suite 180
Garden City, New York 11530                   SHUTTS & BOWEN LLP and
(516) 739-1111                                LARRY I. GLICK, P.C.

As attorneys for IDC Financial                By:
S.A.; Investment & Development                   -----------------------------
Finance Corp.; Oslo                           As attorneys for Banco Uno S.A.-
International S.A.; Alfredo                   Panama; Banco Uno S.A.- El
Skinner Klee and Alexandra Sol                Salvador; Banco Uno, S.A.
de Skinner-Klee; Ernesto Ruiz                 Nicaragua; and Banco Uno S.A.-
Sinibaldi; Christian Klose                    Guatemala
Pieters and Aida Margarita Rosales
de Klose; Ballery Holdings; and
Bilston International Inc.


SHUTTS & BOWEN LLP and                        SHUTTS & BOWEN LLP and
LARRY I. GLICK, P.C.                          LARRY I. GLICK, P.C.

By:                                           By:
   --------------------------------             -----------------------------
As attorneys for Servicios Generales          As attorneys for INS-Bancredito
Bursatiles, S.A. de C.V.                      Valores Puesto de Bolsa, S.A.

                                              HUGHES HUBBARD & REED LLP

                                              By: /s/ James W. Giddens
                                                 ------------------------
                                              James W. Giddens (JG-0235)
                                              James B. Kobak, Jr. (JK-1218)
                                              Christopher K. Kiplok (CK-5039)
                                              Jeffrey S. Margolin (JM-4853)
                                              One Battery Park Plaza
                                              New York, New York 10004
                                              Telephone: (212) 837-6000
                                              Facsimile: (212) 422-4726

                                              Attorneys for Mrs.
                                              Josefina Franco Siller

                                              KATTEN MUCHIN ROSENMAN LLP


                                              By: /s/ Jeff J. Friedman
                                                -----------------------------
                                              Jeff J. Friedman (JF-7661)
                                              575 Madison Avenue
                                              New York, New York
                                              10022-2585
                                              Telephone: (212) 940-8800
                                              Facsimile: (212) 940-8776

                                              Attorneys for
                                              Lyxor/Estlander & Ronnlund
                                              Fund Ltd.; Lyxor/Beach
                                              Discretionary Fund
                                              Ltd.; and Societe Generale S.A.

                                              CHADBOURNE & PARKE LLP

                                              By: /s/ Christy L. Rivera
                                                 -------------------------
                                              Howard Seife (HS 7995)
                                              Christy L. Rivera (CR 8895)
                                              30 Rockefeller Plaza
                                              New York, NY 10112
                                              Tel: (212) 408-5100
                                              Fax: (212) 408-5369

                                              Attorneys for Carlos
                                              Sevilleja; Cosmorex, Ltd.;
                                              and Creative Finance Limited

                                              FAEGRE & BENSON LLP

                                              By: /s/ Stephen M. Mertz
                                                --------------------------
                                              Michael B. Fisco (#175341)
                                              Stephen M. Mertz (#212131)
                                              Abby E. Wilkinson (#0313981)
                                              2200 Wells Fargo Center
                                              90 South Seventh Street
                                              Minneapolis, MN 55402-3901
                                              Telephone: (612) 766-7000
                                              Facsimile: (612) 766-1600

                                              Attorneys for Cargill
                                              Financial Services
                                              Corporation; Cargill
                                              Global Funding PLC;
                                              Cargill, Incorporated; and Cargill
                                              Meat Solutions Corporation
                                             (formerly Excel Corporation)

                                              EVEREST ASSET MANAGEMENT INC.

                                              /s/ Peter Lamoureux
                                              ---------------------------
                                              By: Peter Lamoureux
                                              Title: President

                                              Address for notices:
                                              HENDERSON & LYMAN
                                              Douglas E. Arend
                                              175 West Jackson Boulevard
                                              Suite 240
                                              Chicago, IL 60604
                                              Tel: (312) 986-6960
                                              Fax: (312) 986-6960

                                              Attorneys for Everest Asset
                                              Management Inc.

                                              SIDLEY AUSTIN LLP

                                              By: /s/ Guy S. Neal
                                                 -------------------
                                              Guy Neal
                                              1501 K Street, N.W.
                                              Washington, D.C. 20005
                                              Tel: (202) 736-8041
                                              Fax: (202) 736-8711

                                              Brian Krakauer
                                              One South Dearborn Street
                                              Chicago, IL 60603
                                              Tel: (312) 853-7515
                                              Fax: (312) 853-7036

                                              Attorneys for Rogers Raw Materials
                                              Fund, L.P. and Rogers
                                              International Raw Materials
                                              Fund, L.P.

                                              HOGAN & HARTSON L.L.P.


                                              By:  /s/ Ira S. Greene
                                                 ----------------------
                                              Ira S. Greene (IG-2315)
                                              Scott A. Golden (SG-6663)
                                              875 Third Avenue
                                              New York, NY 10022
                                              Telephone: (212) 918-3000
                                              Facsimile: (212) 918-3100

                                              Attorneys for Premier Bank
                                              International N.V. and Banco de
                                              Hipotecario de Inversion Turistica
                                              de Venezuela as trustee of
                                              Fideicomiso Federal Forex
                                              Investment

                                              CHADBOURNE & PARKE LLP


                                              By: /s/ Joseph H. Smolinsky
                                                 ---------------------------
                                              Joseph H. Smolinsky (JS-8408)
                                              30 Rockefeller Plaza
                                              New York, NY 10112
                                              Tel: (212) 408-5100
                                              Fax: (212) 408-5369

                                              Attorneys for Markwood
                                              Investments Ltd.

                                                              EXECUTION VERSION



                                   SCHEDULE 1
                                 RCM CREDITORS

Inter Financial Services, Ltd.

Capital Management Select Fund Ltd.

Global Management Worldwide Limited
Arbat Equity Arbitrage Fund Limited
Russian Investors Securities Limited
Garden Ring Fund Limited

VR Global Partners, L.P.
Paton Holdings Ltd.
VR Capital Group Ltd.
VR Argentina Recovery Fund, Ltd.

Mrs. Josefina Franco Siller

Lyxor/Estlander & Ronnlund Fund Ltd.
Lyxor/Beach Discretionary Fund Ltd.
Societe Generale S.A.

Carlos Sevilleja
Cosmorex, Ltd.
Creative Finance Limited

Cargill Financial Services Corporation
Cargill Global Funding PLC
Cargill, Incorporated
Cargill Meat Solutions Corporation (formerly Excel Corporation)

Everest Asset Management Inc.

Rogers Raw Materials L.P.
Rogers International Raw Materials Fund, L.P.

                                   SCHEDULE 2
                               LLC CLAIMS SCHEDULE


                                        RCM Proofs of Claim
                                              Chart 1

Refco, LLC
Potential RCM Settlement Parties
Data as of: August 30, 2006


     Claim     Creditor                                                   Claim Amount    Counsel
     Number    --------                                                   ------------    -------
     ------

I. RCM Customers
----------------
-------------------------------------------------------------------------------------------------------------------------
           498 MULTI CREDIT BANK INC                                                      Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           499 LATIN AMERICA CONSULTING LTD                                               Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           500 ACUROB INVESTMENT AG                                                       Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           501 LEBO CAPITAL MANAGEMENT LLC                                                Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           502 KEYWAY INVESTMENTS LTD                                                     Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           503 INVESDEX CAPITAL LTD                                                       Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           504 INVERSIONES Y VALORES SA                                                   Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           505 GOREY FINANCE INC                                                          Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           506 GRUPO INTERBOLSA SA                                                        Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           507 GLOBAL OARTNERS EMERGING MARKETS SA                                        Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           508 FONDO COMUN CASA DE BOLSA CA                                               Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           509 DUFIL INVESTMENT SA                                                        Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           510 DRESDEN DEVELOPMENT INC                                                    Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           511 DOVER COMMODITIES CORPORATION                                              Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           512 COSMOREX LTD                                                               Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           513 CLAU CORPORATION CLAU CORPORATION OVERSEAS LTD                             Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           514 BANESCO HOLDING CA (SEE NOTES)                                             Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           515 AFC ALMIRON ALMIRON FIANCE CORPORATION                                     Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           516 ARCADIA HILL INC                                                           Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           517 LA PRIMERA CASA DE BOLSA CA (SEE NOTES)                                    Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           518 NBK INVESTMENT LTD                                                         Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           519 TWOKAY HOLDING INC                                                         Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           520 WISDOM GLOBAL INVESTMENT LTD                                               Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           521 UNION HOLDING COMPANY INC                                                  Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           522 TRANS-EUROPA TRANSLATIONS NETWORK LTD                                      Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           523 TOTALBANK CURACAO NV                                                       Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           524 BRADLEY C REIFLER                                                          Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           525 CARLOS ALBERTO NAGEL MARKOVIC                                              Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           526 MISTYRISE INTERNATIONAL LTD                                                Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           527 MARKWOOD INVESTMENTS LTD                                                   Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           528 MULTIPLICAS CASA DE BOLSA                                                  Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           529 MULTI CREDIT BANK INC                                          $71,906.00  Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           530 MIURA FINANCIAL SERVICES                                                   Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           531 INTERSEC CASA DE BOLSA CA                                                  Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           532 JAVIER LOPEZ AND JULIETA JURADO                                            Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           533 ALTERNATIVE INVESTMENTS FUND LTD                                           Chadbourne & Parke
-------------------------------------------------------------------------------------------------------------------------
           263 ODYSSEA FUND BV                                               $315,501.13  Halperin Battaglia Raicht, LLP
-------------------------------------------------------------------------------------------------------------------------
           264 CHADWICK FOUNDATION                                           $118,545.67  Halperin Battaglia Raicht, LLP
-------------------------------------------------------------------------------------------------------------------------
           395 BANCO DE AMERICA CENTRAL SA                                 $5,830,717.66  Hogan & Hartson
-------------------------------------------------------------------------------------------------------------------------
           396 BAC INTERNATIONAL BANK INC                                 $10,912,823.78  Hogan & Hartson
-------------------------------------------------------------------------------------------------------------------------
           429 SLAYDEN TRADING COMPANY LLC                                   $463,895.09  Jeff J. Friedman, Esq.
-------------------------------------------------------------------------------------------------------------------------
           418 DEPOSITORY INC                                                 $69,877.93  Josh Angel
-------------------------------------------------------------------------------------------------------------------------
           419 NEWCASTLE BUSINESS HOLDING INC                              $5,328,480.26  Josh Angel
-------------------------------------------------------------------------------------------------------------------------
           387 PCMG TRADING PARTNERS XII LP                               $17,196,802.95  Katten Muchin
-------------------------------------------------------------------------------------------------------------------------
           388 LYXOR/BEACH DISCRETIONARY FUND LTD                          $7,696,965.14  Katten Muchin
-------------------------------------------------------------------------------------------------------------------------
           427 KALKHOVEN/PETTIT #2 TRADING PARTNERS LP                    $10,320,069.44  Katten Muchin
-------------------------------------------------------------------------------------------------------------------------
           428 LYXOR/ESTLANDER & RONNLUND FUND LTD                        $5,029,269.03   Katten Muchin
-------------------------------------------------------------------------------------------------------------------------
           426 ABADI & CO SECURITIES                                      $41,288,820.08  Kaye Scholer
-------------------------------------------------------------------------------------------------------------------------
           299 FIMEX INTERNATIONAL LIMITED                                                N/A
-------------------------------------------------------------------------------------------------------------------------
           316 MIGUEL SAUMA                                                               Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
           317 VICTOR MANUEL HOYOS                                                        Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
           246 IDS MANAGED FUTURES II LP                                                  Stephen D. Lerner, Esq.
-------------------------------------------------------------------------------------------------------------------------
           490 IDS MANAGED FUND LLC                                        $3,267,928.79  Stephen D. Lerner, Esq.
-------------------------------------------------------------------------------------------------------------------------
           493 JWH GLOBAL TRUST                                           $56,544,205.40  Stephen D. Lerner, Esq.
-------------------------------------------------------------------------------------------------------------------------
           495 IDS MANAGED FUTURES LP                                      $8,326,047.12  Stephen D. Lerner, Esq.
-------------------------------------------------------------------------------------------------------------------------
           410 ROVIDA HOLDINGS LTD                                        $31,004,999.00  White & Case
-------------------------------------------------------------------------------------------------------------------------
           411 RR INVESTMENT COMPANY LTD                                  $41,953,550.00  White & Case
-------------------------------------------------------------------------------------------------------------------------
           489 REFCO ADVANTAGE MULTI-MANAGER FUND                         $41,711,139.00  William Sugden, Esq.
-------------------------------------------------------------------------------------------------------------------------
           492 TAU 28 FUND LTD                                             $4,238,735.00  William Sugden, Esq.
-------------------------------------------------------------------------------------------------------------------------
                                                                                                  (cont'd on page 2)
Notes
-----
     PLEASE SEE PAGE 3 FOR NOTES

                 Preliminary work product. Not to be relied upon. Confidential                       Pagem 1/3


                                        RCM Proofs of Claim
                                              Chart 1

Refco, LLC
Potential RCM Settlement Parties
Data as of: August 30, 2006


     Claim     Creditor                                                   Claim Amount    Counsel
     Number    --------                                                   ------------    -------
     ------
--------------------------------------------------------------------------------------------------------------------
           494 REFCO DIVERSIFIED FUTURES FUND                             $27,328,612.00  William Sugden, Esq.
--------------------------------------------------------------------------------------------------------------------
           249 CATAMOUNT DIVERSIFIED MANAGERS FUND II LTD                    $997,188.68  Arnold & Porter
--------------------------------------------------------------------------------------------------------------------
           250 RPM RISK & PORTFOLIO MANAGEMENT AB                             $33,677.21  Arnold & Porter
--------------------------------------------------------------------------------------------------------------------
           287 BAYERISCHE HYPO-UND VEREINSBANK AG                            $534,570.49  Arnold & Porter
--------------------------------------------------------------------------------------------------------------------
           288 EUROPEAN SICAV ALLIANCE-INSULATE                           $12,996,097.32  Arnold & Porter
--------------------------------------------------------------------------------------------------------------------
           291 NIKKO FUTURES FUND                                          $1,355,107.71  Arnold & Porter
--------------------------------------------------------------------------------------------------------------------
           294 WINTERBOTHAM TRUST CO LTD                                     $550,735.00  Arnold & Porter
--------------------------------------------------------------------------------------------------------------------
           382 DENIZBANK AS                                                  $332,743.00  Arnold & Porter
--------------------------------------------------------------------------------------------------------------------
           169 COUNTACH INVESTMENTS LTD                                       $72,829.72  Braun & Goldberg
--------------------------------------------------------------------------------------------------------------------
           170 COUNTACH INVESTMENTS LTD                                          $117.42  Braun & Goldberg
--------------------------------------------------------------------------------------------------------------------
           425 BOLTON INVESTMENT GROUP LP                                  $1,588,736.82  Jeff J. Friedman, Esq.
--------------------------------------------------------------------------------------------------------------------
           195 YMC BOND ENHANCED YIELD FUND LTD                            $2,248,592.40  N/A
--------------------------------------------------------------------------------------------------------------------
           248 BOSTON FINANS AS                                              $121,088.94  N/A
--------------------------------------------------------------------------------------------------------------------
                                                                         $339,850,375.18

II.  Sphinx
------------

           412 MASONIC MEDICAL RESEARCH LABORATORY                         $3,600,000.00  N/A
           485 TRUSTEES OF MASONIC HALL & ASYLUM FUND AND                 $34,860,937.00  Bond Schoenick & King PLLC
           486 SPHINX MANAGED FUTURES INDEX FUND LP                       $39,005,537.00  Bond Schoenick & King PLLC
                                                                                          Pillsbury Winthrop Shaw Pittman
           391 SPHINX MANAGED FUTURES FUND SPC AND EACH                                   Pillsbury Winthrop Shaw Pittman
           392 EACH ENTITY LISTED ON EXHIBIT 1 TO ATTACHMENT A                            Pillsbury Winthrop Shaw Pittman
           406 SPHINX MANAGED FUTURES FUND SPC AND SPHINX                   4,312,945.43  Pillsbury Winthrop Shaw Pittman
           407 SPHINX MANAGED FUTURES FUND ET AL                                          Pillsbury Winthrop Shaw Pittman
                                                                          $ 81,779,419.43
               Total                                                      $421,629,794.61
           ==============================================================================


Notes
-----
     PLEASE SEE PAGE 3 FOR NOTES

                  Preliminary work product. Not to be relied upon. Confidential              Pagem 2/3


                                      RCM Proofs of Claim
                                            Chart 2

Refco, LLC
Potential RCM Settlement Parties
Data as of: August 30, 2006


     Claim     Creditor                                            Claim Amount  Counsel
     Number    --------                                            ------------  -------
     ------

I.  Settlement RCM Parties
--------------------------

-------------------------------------------------------------------------------------------------------------------------
     466 PATON HOLDINGS LTD                                                       Akin Gump
-------------------------------------------------------------------------------------------------------------------------
     467 VR ARGENTINA RECOVERY FUND LTD                                           Akin Gump
-------------------------------------------------------------------------------------------------------------------------
     468 VR CAPITAL GROUP LTD                                                     Akin Gump
-------------------------------------------------------------------------------------------------------------------------
     469 VR GLOBAL PARTNERS LP                                                    Akin Gump
-------------------------------------------------------------------------------------------------------------------------
     383 INTER FINANCIAL SERVICES LTD                            $154,818,649.00  Cleary Gottlieb Steen & Hamilton, LLP
-------------------------------------------------------------------------------------------------------------------------
     267 CAPITAL MANAGEMENT SELECT FUND LTD                      $116,271,904.69  Dickstein Shapiro, LLP
-------------------------------------------------------------------------------------------------------------------------
     393 PREMIER BANK INTERNATIONAL NV                           $243,696,260.52  Hogan & Hartson, LLP
-------------------------------------------------------------------------------------------------------------------------
     394 BANCO DE HIPOTECARIO DE INVERSION TURISTICA                 $750,808.18  Hogan & Hartson, LLP
-------------------------------------------------------------------------------------------------------------------------
     399 HEPTAGON FINANCIAL PLANNERS LTD                                          Holland & Knight
-------------------------------------------------------------------------------------------------------------------------
     400 BROOKE FINANCIAL SERVICES LTD                                            Holland & Knight
-------------------------------------------------------------------------------------------------------------------------
     401 LATINA SEGUROS Y REASEGUROS SA                                           Holland & Knight
-------------------------------------------------------------------------------------------------------------------------
     402 HEPTAGON FINANCIAL SERVICES INC                                          Holland & Knight
-------------------------------------------------------------------------------------------------------------------------
     403 SUL AMERICA COMPANIA DE SEGUROS DEL ECUADOR CA                           Holland & Knight
-------------------------------------------------------------------------------------------------------------------------
     404 SUD AMERICA DE SEGUROS CA                                                Holland & Knight
-------------------------------------------------------------------------------------------------------------------------
     405 TURISOL CASA DE CAMBIO CA                                                Holland & Knight
-------------------------------------------------------------------------------------------------------------------------
     389 RUSSIAN INVESTORS SECURITIES LIMITED                     $9,920,505.00   Josh Angel
-------------------------------------------------------------------------------------------------------------------------
     415 GLOBAL MANAGEMENT WORLDWIDE LIMITED                     $35,264,313.00   Josh Angel
-------------------------------------------------------------------------------------------------------------------------
     416 GARDEN RING FUND LIMITED                                 $9,991,727.09   Josh Angel
-------------------------------------------------------------------------------------------------------------------------
     417 ARBAT EQUITY ARBITRAGE FUND LIMITED                     $19,421,841.00   Josh Angel
-------------------------------------------------------------------------------------------------------------------------
     289 CORPOREX INVESTMENTS LLC                                   $331,223.00   N/A Paul Hemsath
-------------------------------------------------------------------------------------------------------------------------
     384 RB SECURITIES LIMITED                                   $63,541,275.00   Pillsbury Winthrop Shaw Pittman
-------------------------------------------------------------------------------------------------------------------------
     318 ALTIMA CAPITAL MANAGEMENT INC                                            Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     319 INS BANCREDITO VALORES PUESTO DE BOLSA SA                                Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     320 SERVICIOS GENERALES BURSATILES SA DE CV                                  Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     453 BANCO REFORMADOR SA                                                      Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     454 TRANSCOM BANK BARBADOS LTD                                               Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     455 BANCO UNO SA - NICARAGUA                                                 Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     456 BANCO UNO SA - PANAMA                                                    Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     457 BANCO UNO SA - EL SALVADOR                                               Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     474 INVESTMENT & DEVELOPMENT FINANCE CORP                                    Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     475 BALLERY HOLDINGS LTD                                                     Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     476 ALFREDO & ALEXANDRA SOL DE SKINNER-KLEE                                  Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     477 IDC FINANCIAL SA                                                         Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     478 OSLO INTERNATIONAL SA                                                    Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     479 BILSTON INTERNATIONAL INC                                                Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     480 ERNESTO RUIZ SINIBALDI                                                   Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     481 CHRISTIAN KLOSE PIETERS & AIDA MARGARITA                                 Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
     488 GTC BANK INC                                                             Shutts & Bowen
-------------------------------------------------------------------------------------------------------------------------
                                                                $654,008,506.48


II. Intercompany Claims
-----------------------

-------------------------------------------------------------------------------------------------------------------------
     290 REFCO CAPITAL MARKETS LTD BY MARC S KIRSCHNER                            Bingham, McCutchen LLP
-------------------------------------------------------------------------------------------------------------------------
     413 REFCO TRADING SERVICES LLC                                               Togut, Segal & Segal
-------------------------------------------------------------------------------------------------------------------------
     414 REFCO INC ET AL                                        $138,266,382.00   Skadden
-------------------------------------------------------------------------------------------------------------------------
     458 REFCO SINGAPORE PTE LTD                                     $96,125.94   N/A
-------------------------------------------------------------------------------------------------------------------------
     459 REFCO INVESTMENT SERVICES PTE LTD                          $114,235.38   N/A
-------------------------------------------------------------------------------------------------------------------------
                                                                $138,476,743.32
-------------------------------------------------------------------------------------------------------------------------


III. Bank/Bondholder Debt
-------------------------

-------------------------------------------------------------------------------------------------------------------------
     292 BANK OF AMERICA NA, ON BEHALF OF ITSELF AND                              N/A
-------------------------------------------------------------------------------------------------------------------------
     300 WELLS FARGO BANK, NATIONAL ASSOCIATION                 $397,413,324.50   N/A
-------------------------------------------------------------------------------------------------------------------------
                                                                $397,413,324.50


IV. RCM Brokerage Customer Securities Litigation Class Claim
------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
     293 PLAINTIFF CLASS                                      $2,000,000,000.00   Josh Angel
-------------------------------------------------------------------------------------------------------------------------

              Total                                           $3,189,898,574.30
              ===================================================================

Notes
-----
(1) The above charts are a breakdown of the claims Refco, LLC's Trustee has identified as (Chart 1) Non-joinder parties who may be part of settling group or support the plan who filed claims, and (Chart 2) Joinder parties who filed claims. This list is not a comprehensive list of all claims filed against LLC's
(2) The claims register is still being changed and added to by Omni Management Group, LLC (Omni). The above "as of" date reflects the latest information provided by Omni. Receipt, review and analysis of proofs of claim (POC) data as provided by Omni is occurring on an on-going basis. Data is continually under review and is changing regularly to account for discrepancies, errors, updates, additions, withdrawals, deletions, amended claims, duplicate claims, settled claims, allowed claims etc. As such, the above data and any related analyses, summaries etc. should be considered incomplete and a work-in-progress (i.e. not final). Please also note: included in the claims population are a number of unliquidated claims, the amounts of which are to be determined.
(3)  Where no claim amounts are shown, the claim is unliquidated.



     Preliminary work product. Not to be relied upon. Confidential     Page 3/3

                                    EXHIBIT A
                               [Global Term Sheet]
                               ------------------

                                                                   NOT AN OFFER
                                                             NOT A SOLICITATION
                                                  SUBJECT TO BANKRUPTCY PROCESS
                                           CORE TERMS ONLY ARE DESCRIBED HEREIN


                      SUMMARY TERMS OF CHAPTER 11 PLAN FOR
                    REFCO INC., ET AL. (the "Term Sheet")(1)

                               September 14, 2006

1. Premises of Plan.
   ----------------

     a. Consensual Global Plan. All of the major constituencies (i.e., representatives of the Bondholders, the Indenture Trustee, the Official Committee, the Additional Committee, the RCM Trustee, the Super Majority, FXA and the RGL Debtors) have agreed on the primary terms of a global resolution of the Refco cases (the "Global Plan"), as set forth herein, subject to documentation, including customary conditions precedent, reasonably acceptable to all such parties and compliance with the Bankruptcy Code's approval process. The Global Plan includes a total incorporation of the terms of the RCM Settlement Agreements. The RGL Debtors, FXA, the RCM Trustee, the Official Committee and the Additional Committee intend to be co-proponents of the Global Plan in accordance with the terms of the Plan Support Agreement.

     b.   Plan Support Agreement: The major constituencies referenced in section 1.a. hereof anticipate executing a Global Plan support agreement (the "Plan Support Agreement") to which this Term Sheet will be attached. The Plan Support Agreement shall also constitute an irrevocable "Participating Party Agreement", as that term is defined in the Lender Settlement Order.

     c. Settlement of Claims. All claims of holders of RCM Securities Customer Claims and RCM FX/Unsecured Claims against RCM will be completely settled and resolved through treatment and distribution on account of such claims pursuant to the RCM Settlement Agreements. All intercompany claims among RCM, Refco LLC, FXA, the RGL Debtors, and the Non-Debtor Affiliates will be completely settled and resolved through the provisions of the Global Plan and, with respect to intercompany claims by or against Refco LLC, pursuant to one or more orders entered in the Refco LLC Chapter 7 case. All other claims of creditors of RCM, FXA, and the RGL Debtors against Refco LLC and the Non-Debtor Affiliates will be completely settled and resolved through treatment of such claims pursuant to the provisions of the Global Plan, or, to the extent necessary with respect to claims by or against Refco LLC, pursuant to one or more orders entered in the Refco LLC Chapter 7 case. The Rogers LLC Claims will be resolved pursuant to one or more orders entered in the Refco LLC Chapter 7 case. The precise structure and mechanisms for these

______________________________
(1) Capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to them in Schedule 1 hereto or, if not defined herein, the RCM Settlement Agreements (as defined in Schedule 1).

          resolutions (including the preservation of the claims of the Debtors and the holders of RCM Securities Customer Claims, RCM FX/Unsecured Claims, FXA Unsecured Claims and RGL Unsecured Claims against third parties and the allowance and off-setting of claims between Non-Debtor Affiliates and Debtors) will be determined by consultation among the RCM Trustee, the RGL Debtors, FXA, the Refco LLC Trustee, the Official Committee, the Additional Committee, and the RCM Plan Negotiating Committee, in light of, among other things, maximizing feasibility of the Global Plan, tax effects and corporate governance aspects of the treatments, with any release language being appropriately limited so as not to prejudice the claims and causes of action of the Debtors, or any customer or creditor of any Debtor against third parties to the extent not otherwise released as expressly contemplated in this Term Sheet. However, such resolutions shall not affect the timing and amounts of distributions contemplated herein.

     d. Timing. The Global Plan's effective date (the "Plan Effective Date") is anticipated to be on or before December 29, 2006.

2. Treatment of Claims.
   -------------------

     a. Administrative and Priority Claims Against RCM, FXA and the RGL Debtors. Each allowed administrative claim (to the extent not previously paid) will be paid in cash on the later to occur of the Plan Effective Date and the date on which the claim is allowed (unless a holder of an allowed administrative claim agrees to be paid later or in another manner). Administrative claims shall include the substantial contribution claims of the MCG Members and the Joinder Parties (up to the amounts set forth in the Settlement Agreement plus amounts up to $40,000 in the aggregate in respect of the preparation of the MCG Members' and Joinder Parties' substantial contribution application) and counsel to the Ad Hoc Bondholders' Committee (up to the amount set forth in section 2.c. below), as allowed by the Bankruptcy Court. Subject to section 2.c. below, all parties hereto agree not to object to such substantial contribution claims as filed. Priority claims will be treated and paid in accordance with the requirements of the Bankruptcy Code.

          Allowed priority claims and allowed administrative claims accrued from the Petition Date through the Plan Effective Date (excluding any amounts paid as of the date hereof) against RCM, FXA and the RGL Debtors, including any professional fees and substantial contribution awards, will be borne by the estates as follows: (i) $60 million will be borne by RCM, (ii) the remainder will be borne by the RGL Debtors up to an amount of $120 million, and (iii) in the event that administrative and priority claims exceed $180 million in the aggregate, RCM and the RGL Debtors shall bear equally the expense of such claims exceeding $180 million (the "Excess Claims"). RCM's share of the Excess Claims shall be funded out of distributions otherwise available to RCM from RGL Assets pursuant to section 2.i. below. FXA shall be responsible for all of its allowed priority and administrative claims, including administrative claims in respect of its claims resolution process; provided, however, that professional services (other than those related to FXA's claims resolution process and issues unique to FXA after the date of this Term Sheet) and overhead allocable to FXA through the Plan Effective Date shall be borne by RCM and the RGL Debtors in accordance with the above sharing formula.

          Administrative claims for the post-Plan Effective Date wind down of the RGL Debtors (and the Non-Debtor Affiliates, other than subsidiaries of RCM) shall be borne by the RGL Debtors out of cash or value that would otherwise be paid to holders of allowed RGL Unsecured Claims. Administrative claims for the post-Plan Effective Date wind down of RCM (and those Non-Debtor Affiliates who are subsidiaries of RCM) shall be borne by RCM out of the RCM Wind Down Reserve, and, to the extent the RCM Wind Down Reserve is not sufficient to cover such administrative claims, such claims shall be paid directly by RCM out of cash or value that would otherwise be paid to holders of allowed RCM Implied Deficiency Claims and RCM FX/Unsecured Claims.

          Costs and expenses of administering the Litigation Trust shall be separately funded by the Litigation Trust and shall not be counted in the calculations above.

     b. Lender Group. The treatment of the Lender Group will be as provided in the Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019 Approving Settlement of Controversies and Disputes Among the Debtors, the RCM Trustee, the Committees, the Pre-Petition Secured Lenders and Certain Other Parties attached to the Plan Support Agreement (as may be modified in accordance therewith, the "Lender Settlement Order") if and when such order is entered by the Bankruptcy Court.

     c. Bondholders. The bond debt claims will be allowed, and will be completely resolved and satisfied through a cash payment from RGL Assets to the Indenture Trustee, for the benefit of the Bondholders pursuant to the Indenture, in an amount equal to the sum of (i) 83.42% of $397,413,324.50, which is the sum of the principal and prepetition interest of the bond debt, plus (ii) up to $6.0 million in payment of the allowed fees and expenses of the Indenture Trustee, its counsel and financial advisor, and counsel to the Ad Hoc Bondholders' Committee, subject to application for approval as a substantial contribution to these cases pursuant to section 503(b) of the Bankruptcy Code. The parties to the Plan Support Agreement, other than the RGL Debtors, agree not to object to such substantial contribution application. The RGL Debtors reserve the right to review and object to the application, but solely with respect to the reasonableness, compensability and allocation of the fees and expenses incurred. The consideration described in clause (i) above shall not be subject to reduction, setoff or recoupment of any kind or for any reason. The cash payment will be made to the Indenture Trustee on the Plan Effective Date to the extent of available cash, net of reasonable reserves for administrative and priority claims of the RGL Debtors, from RGL Assets, with any balance of the payment to be paid to the Indenture Trustee from time to time from available cash. Beginning January 1, 2007, interest shall accrue on any unpaid balance at the same rate of interest which Refco

          LLC earns on its invested cash and cash equivalents. Nothing in the Global Plan shall limit the charging lien of the Indenture Trustee under the Indenture.

     d. RGL Unsecured Claims. The general unsecured claims against the RGL Debtors (the "RGL Unsecured Claims") consist of (i) all non-priority general unsecured claims, other than claims asserted by the Bondholders and the Indenture Trustee (in each case, pursuant to the Indenture), RCM Securities Customers, RCM FX/Unsecured Creditors and FXA Creditors in such capacity, against RGL Debtors, and (ii) all non-priority general unsecured claims of RCM Securities Customers, RCM FX/Unsecured Creditors and FXA Creditors against any RGL Debtor based on contractual guarantees or other direct contractual undertakings. Each holder of an allowed RGL Unsecured Claim will receive from RGL Assets, on the latest to occur of the Plan Effective Date, a date that is as soon as practicable thereafter, or the date at which such holder's claim is allowed, (a) a pro rata share of an amount of cash or cash equivalents equal to the sum of $94 million (as adjusted by section 2.d.v. below and as adjusted for payment of administrative claims for the post-Plan Effective Date wind down of the RGL Debtors and the Non-Debtor Affiliates other than subsidiaries of RCM) plus 50% of the Specified Difference (positive or negative), plus (b) a pro rata share of 50% of the value of RGL's 35% interest in FXCM. Any RGL Asset (exclusive of interests in FXCM) that is not cash or a cash equivalent shall be liquidated prior to its distribution under section 2.d. or 2.i. of this Term Sheet. No distributions on RGL Unsecured Claims will be made from RGL Assets pursuant to this section 2.d. until such time as all payments set forth in section 2.c. above have been made in full. Each holder of an allowed RGL Unsecured Claim shall also receive a ratable interest in the Litigation Trust described in section 3.e. below.

            i. FXCM: Promptly following the date of this Term Sheet, a five person committee comprised of four RGL/RCM creditors and the RCM Trustee (and chaired by the RCM Trustee) shall be formed to coordinate on all matters relating to the FXCM interests. The RGL Debtors shall consult fully with this committee in making all determinations related to FXCM.

            ii. Capped Recoveries & Additional RCM Claim. Notwithstanding the above, the recovery on allowed RGL Unsecured Claims against RGL Debtors shall be capped at 40% excluding recoveries from the Litigation Trust referred to in section 3.e. below (with recoveries in respect of FXCM to be valued as set forth in the last sentence of this section 2.d.ii.). If, at the conclusion of the claims reconciliation process,
                   (x) total allowed RGL Unsecured Claims are less than $394 million and (y) the distributions to be made from RGL Assets on account of such allowed claims exceeds 35%, then RCM shall receive an allowed claim against the RGL Debtors in an amount equal to the difference between $394 million and the amount of allowed RGL Unsecured Claims (the "Additional RCM Claim"). The Additional RCM Claim shall participate pro rata in all distributions from RGL Assets to holders of RGL Unsecured Claims that exceed the 35% recovery threshold; provided, however, that the

                   Additional RCM Claim shall not be subject to the 40% limit on distributions provided in this section. Solely for purposes of the calculations set forth in this section 2.d.ii., RGL's 35% interest in FXCM shall have a value equal to (i) if liquidated prior to the Plan Effective Date, the value obtained through liquidation and (ii) if not liquidated prior to the Plan Effective Date, a deemed value of $90 million.

            iii.   Cap Calculations. In calculating the caps set forth in this section 2.d., amounts reserved for any reason shall not count against the cap until actually paid.

            iv. VR / Leuthold Guarantees: No party, other than the RGL Debtors, shall be authorized to object to or otherwise challenge the guarantee claims of VR and Leuthold against RGL (the "Guarantee Claims"). The RGL Debtors will not object to or otherwise challenge the Guarantee Claims based on or related to any of the following theories or issues: the corporate structure or business practices of any of the Debtors; alter ego; substantive consolidation; fraud; or any other theories or causes of action similar to the foregoing. The RGL Debtors, however, may object to the Guarantee Claims based on facts specific to a particular Guarantee Claim, including, but not limited to, objections based on Bankruptcy Code avoidance theories or challenges to the purported dollar amount of the asserted claims. The Global Plan shall provide that the Guarantee Claims shall be deemed allowed (subject to allowance of the primary claims against RCM) unless an objection to the Guarantee Claims is filed by the RGL Debtors on or before confirmation of the Global Plan.

            v. Risk Sharing in Respect of Cargill: In the event that Cargill receives an allowed administrative claim against any RGL Debtor (the "Cargill Administrative Claim"), the amount of such Cargill Administrative Claim shall be borne by RCM and the RGL Debtors as follows: (a) to the extent the allowance of the Cargill Administrative Claim reduces the amount that would otherwise have been allowed on any RCM/FX Unsecured Claims of Cargill against RCM (with the amount of such difference being the "RCM Difference"), RCM shall pay to the RGL Debtors (for payment to Cargill) an amount equal to the RCM Difference multiplied by the Estimated FX
                   Recovery Percentage; (b) the RGL Debtors shall next pay an amount up to the remainder of the Cargill Administrative Claim, provided that payment pursuant to this clause (b) shall be capped at the amount that would cause recoveries of holders of RGL Unsecured Claims from RGL Assets to fall below 30%; and (c) if not yet paid in full, the remainder of the Cargill Administrative Claim will be borne by the RGL Debtors and RCM equally (with RCM's share to be paid to the RGL Debtors for payment to Cargill). Any "payment" by RCM to the RGL Debtors pursuant to this section 2.d.v. shall be made by netting against amounts (exclusive of amounts attributable to FXCM) payable to RCM by the RGL Debtors under section 2.i. below.

     e. Penalty Claims: Any claim asserted against RCM, FXA or the RGL Debtors on account of a fine, penalty, disgorgement, forfeiture, multiple, exemplary or punitive damages, or otherwise not predicated upon compensatory damages, and that would be subordinated in a chapter 7 case pursuant to section 726(a)(4) of the Bankruptcy Code (the "Penalty Claims") or otherwise shall be subordinated and shall receive the distribution set forth in section 3.e. below.

     f. FXA Unsecured Claims. The general unsecured claims against FXA (the "FXA Unsecured Claims") consist of (i) all non-priority general unsecured claims, other than claims asserted by RCM Securities Customers, RCM FX/Unsecured Creditors and RGL Creditors in such capacity, against FXA, and (ii) all non-priority general unsecured claims asserted by RCM Securities Customers, RCM FX/Unsecured Creditors and RGL Creditors against FXA based on contractual guarantees or other direct contractual undertakings. Each holder of an allowed FXA Unsecured Claim will receive on the latest to occur of the Plan Effective Date, a date that is as soon as practicable thereafter, or the date at which such holder's claim is allowed, a pro rata share of the FXA Assets. Each holder of an allowed FXA Unsecured Claim shall also receive a ratable interest in the Litigation Trust described in section 3.e. below.

     g. Single Distribution / Single Satisfaction. Any holder of a claim asserted against more than one Debtor shall be entitled to a distribution only from its primary contractual obligor (whether that results in distribution from RCM, FXA, Refco LLC or the RGL Debtors); provided, however, that any holder of an RCM Securities Customer Claim or an RCM FX/Unsecured Claim with a claim against any RGL Debtor based on a contractual guarantee or other direct contractual undertaking may also recover once based on a full pro rata claim distribution from the RGL Debtors to the extent of such guarantee or other direct contractual undertaking. In addition, subject to the provisions of section 3.e. below pertaining to interest accrual, no holder of such a claim against one or more Debtor shall receive distributions under the Global Plan (taking into account any distribution from Refco LLC and Non-Debtor Affiliates) that result in greater than a 100% recovery on such holder's claim. Notwithstanding the above, the Rogers Funds may assert the Rogers Settled Claims against RCM and the Rogers LLC Claims against Refco LLC; provided, however, that the Rogers Funds shall neither (i) recover from RCM more than the applicable recovery percentage on the Rogers Settled Claims as more fully set forth in the Rogers Agreement, nor (ii) recover from RCM and Refco LLC, in the aggregate, more than the asserted amount of the Rogers Claim Total.

     h. Convenience Classes. The plan proponents may establish convenience classes for the Debtors other than Refco LLC. The beneficiaries of any such convenience class will not participate in the Litigation Trust described in section 3.e. below.

     i. Claims of RCM against other Debtors and Non-Debtor Affiliates. Other than the cash and other assets used or reserved from RGL Assets for treatment of (i) administrative and priority claims of the RGL Debtors, (ii) the Lender Group debt, (iii) the bond debt, and (iv) the RGL Unsecured Claims, all remaining RGL Assets and 50% of RGL's 35% interest in FXCM, will be transferred to RCM in settlement of all claims of RCM, the RCM Securities Customers and the RCM FX/Unsecured Creditors against the RGL Debtors, Refco LLC and the Non-Debtor Affiliates. The sum of cash or cash equivalents to be so transferred to RCM shall be (a) $460 million (as adjusted by section 2.d.v above) plus 50% of the Specified Difference (positive or negative) plus (b) 50% of the value of RGL's 35% interest in FXCM. All assets so transferred to RCM will be distributed in accordance with the RCM Settlement Agreements; provided, however, that RCM shall establish a reserve (the "RCM Wind Down Reserve") of $15 million from the cash or value to be paid to RCM in accordance with clause (a) of the preceding sentence. Any RGL Asset (exclusive of interests in FXCM) that is not cash or a cash equivalent shall be liquidated prior to its distribution under section 2.i. or 2.d. of this Term Sheet. No transfers to RCM will be made from RGL Assets pursuant to this section 2.i. until such time as all payments set forth in section 2.c. above have been made in full. For the avoidance of doubt, receipt of RCM BAWAG Proceeds by RCM, even if received directly from BA WAG, shall constitute a transfer of RGL Assets to RCM in accordance with clause (a) of this section 2.i.

     j. RCM Securities Customers Claims. Except as set forth herein, these claims will be treated pursuant to the RCM Settlement Agreements (and the distributions available pursuant to such RCM Settlement Agreements, and section 2.d. above, as applicable, will be the sole source of recovery from the Debtors for the holders of such claims), including with respect to the assets transferred to RCM pursuant to section 2.i. above and RCM's ratable interest in the Litigation Trust described in section 3.e. below.

     k. RCM FX/Unsecured Claims. Except as set forth herein, these claims will be treated pursuant to the RCM Settlement Agreements (and the distributions available pursuant to such RCM Settlement Agreements, and section 2.d., above, as applicable, will be the sole source of recovery from the Debtors for the holders of such claims), including with respect to the assets transferred to RCM pursuant to section 2.i. above and RCM's ratable interest in the Litigation Trust described in section 3.e. below.

     l. RCM Leuthold Metals Claims. These claims will be treated pursuant to the RCM Settlement Agreements.

3. Means of Implementation.
   -----------------------

     a. Incorporation of RCM Settlement Agreements. The Global Plan will expressly incorporate all of the terms and conditions of the RCM Settlement Agreements, as amended. Approval of the RCM Settlement Agreements by the Bankruptcy Court shall be a condition precedent to confirmation of the Global Plan.

     b. Potential Conversion of RCM Case to Chapter 7. The Global Plan will be structured as both a plan and a settlement agreement among RCM, FXA and the RGL Debtors, with the RCM Trustee reserving the right (after consultation with the RCM Plan Negotiating Committee and the Additional Committee) to convert the case to a subchapter III, chapter 7 case at any time, whether before or upon the Plan Effective Date, but with the timing and amount of distributions contemplated herein not being affected. In the event of a conversion of the RCM case to subchapter III of chapter 7, all references herein to the Additional Committee will be treated as references to any chapter 7 creditors' committee appointed therein, and, if no such committee is appointed, such references shall be disregarded. Prior to the conversion, the RCM Trustee shall be entitled to set aside appropriate reserves for administrative expenses incurred or to be incurred prior to conversion, with the amounts of such fees to be payable from the reserves upon allowance of the claims therefor so long as the RCM Trustee has determined that there are or will be sufficient funds available to pay all allowed administrative claims in the chapter 7 case.

     c. Refco LLC Administration. Refco LLC's estate will be administered as expeditiously as practicable.

     d. Non-Debtor Affiliates. All Non-Debtor Affiliates will be wound up and dissolved as soon as practicable and all available cash, after appropriate wind-up activities, will be distributed to RCM, the RGL Debtors and Refco LLC on account of intercompany balances (or equity dividends where applicable) for purposes of achieving the distributions set forth herein.

     e. Litigation Trust. The Global Plan will establish a litigation trust (the "Litigation Trust") for pursuit of all of the Debtors' causes of action, including, without limitation, avoidance causes of action, against third parties (not otherwise released pursuant to the Global
          Plan), all of which shall be contributed to the Litigation Trust, except for preference claims against holders of RCM Securities Customer Claims and RCM FX/Unsecured Claims, which are to be pursued, funded and governed in accordance with the RCM Settlement Agreements. To the extent that any recovery of the Litigation Trust results in a claim under section 502(h) of the Bankruptcy Code, the Litigation Trust shall be responsible for satisfying (out of the recoveries otherwise collected from the holder of the 502(h) claim), the distribution that would have been made on such 502(h) claim if it had been allowed against a Debtor, without dilution for such claim. Mechanics in respect of the payment of such 502(h) claims shall be determined in final Global Plan and Litigation Trust documents. The Litigation Trust shall be structured in a manner that provides for a senior Tranche A and a junior Tranche B (which, itself, shall be composed of preferred and common interests). No payments will be made in respect of either class of Tranche B interests until Tranche A has been fully and indefeasibly paid. On the Plan Effective Date (and as adjusted from time to time to reflect claims allowance processes), Tranche A shall have a balance equal to the aggregate amount of allowed and unpaid RGL Unsecured Claims, FXA Unsecured Claims, RCM Implied Deficiency Claims and RCM FX/Unsecured Claims (all such claims to include post-petition interest through the

          Plan Effective Date and to be adjusted appropriately to reflect no greater than a 100% recovery per asserting party) plus any amount incurred in respect of funding the Litigation Trust pursuant to sub-section vi below. Tranche A shall earn interest from the Plan Effective Date at the rate of 10% per annum, compounding quarterly, until paid in full.

            i. Tranche A. Beneficiaries of Tranche A will be RCM (for distribution in accordance with the RCM Settlement Agreements), holders of FXA Unsecured Claims, and holders of RGL Unsecured Claims (which, for the sake of clarity, shall not include the Lender Group, the Bondholders or the Indenture Trustee), in each case, pro rata based on the amount of (a) in the case of RCM, the aggregate amount of the allowed RCM Implied Deficiency Claims and the allowed RCM FX/Unsecured Claims and (b) in the case of holders of RGL Unsecured Claims and FXA Unsecured Claims, the amount of each such holder's allowed claim (which, in the case of RGL Unsecured Claims shall not be subject to the 35% or 40% limitations contained in section 2.d.ii.).

            ii. IPO Underwriter Litigation. Refco Inc. shareholders shall be entitled to receive the greater of (a) a pro rata share of 10% of the IPO Underwriter Recovery or (b) a pro rata share of Tranche B as more particularly set forth below; provided, however, that the Debtors and all parties in interest reserve the right to assert that the interests of insider Refco Inc. shareholders' should not be entitled to any distribution under the Global Plan.

            iii. Tranche B Preferred Interests. Beneficiaries of Tranche B preferred interests will be holders of Penalty Claims, holders of allowed claims arising from or relating to debt securities issued by the Debtors subordinated pursuant to section 510(b), and holders of allowed claims that are equitably subordinated pursuant to section 510(c) of the Bankruptcy Code, who will receive their pro rata share of the proceeds of the Litigation Trust after Tranche A has been paid in full; provided, however, that the Debtors and all parties in interest reserve the right to assert that any creditor whose claim is equitably subordinated pursuant to section 510(c) of the Bankruptcy Code should not be entitled to any distribution under the Global Plan.

            iv. Tranche B Common Interests. Subject to sub-section ii above, beneficiaries of Tranche B common interests will be Refco Inc. shareholders and holders of allowed claims arising from or relating to equity securities subordinated pursuant to section 510(b) of the Bankruptcy Code, who will receive their pro rata share of the Litigation Trust proceeds after the holders of Tranche B preferred interests have been paid in full; provided, however, that the Debtors and all parties in interest reserve the right to assert that the interests of insider Refco Inc.

                   shareholders' should not be entitled to any distribution under the Global Plan.

            v. Management. The Litigation Trust will be managed and operated by one or more litigation trustees identified on or before the date of the hearing before the Bankruptcy Court on the disclosure statement for the Global Plan. A committee of the largest Tranche A beneficiaries will have certain approval rights on key issues relating to the operation and management of the Litigation Trust until Tranche A has been paid in full. Tranche B beneficiaries will have no such approval rights in respect of management and operation of the Litigation Trust unless and until Tranche A has been paid in full. Once Tranche A has been paid in full, a committee of the largest Tranche B beneficiaries will have like approval rights.

            vi. Funding. The trust may be funded from a non-recourse Litigation Trust loan from one or more lenders who agree to make such a loan on terms acceptable to the RCM Trustee, the Committees and the Super Majority or with up to $25 million drawn from the RGL Debtors' assets, deducted pro rata from the cash distributions that otherwise would be made (x) to holders of RGL Unsecured Claims under section 2.d above and
                   (y) to RCM under section 2.i. above. Any inability for the trust to obtain the funding will not affect the consummation of the Global Plan.

            vii. Pro Rata Distributions. All recoveries, whether applicable to Tranche A or Tranche B, will be distributed pro rata according to beneficial interests in the applicable Tranche.

            viii. Trust Interests. Terms related to the beneficial interests in the Litigation Trust, such as transferability, sub-classification and cancellation will be addressed in the Global Plan or the applicable trust agreement.

     f. Private Actions Trust: The Global Plan will establish a litigation trust (the "Private Actions Trust"), the beneficiaries and terms of which will be as more particularly set forth in the attached Annex A to this Term Sheet.

     g. Claims Resolution. The Global Plan will contain customary provisions governing the allowance of claims, including a disputed claims resolution process with agreed and specified claims and wind-down reserves. The RCM Settlement Agreements will govern the claims allowance process concerning RCM Securities Customer Claims and RCM FX/Unsecured Claims.

     h. BAWAG. Pursuant to an allocation order to be entered prior to consummation of the Lender Settlement Order, $30 million of the BAWAG Proceeds will be paid to and received by RCM (the "RCM BAWAG Proceeds"). The remainder of the BAWAG Proceeds will be paid to and received by the RGL Debtors (the "RGL BAWAG Proceeds"). The RGL Debtors will use (or will be deemed to have used) the RGL

          BAWAG Proceeds to make the distributions to the Lender Group and Bondholders referenced in sections 2.b. and 2.c. of this Term Sheet.

          Holders of allowed RCM Securities Customer Claims and RCM FX/Unsecured Claims that receive distributions in accordance with sections 2.j. and 2.k. above will be entitled to elect whether to receive RCM BAWAG Proceeds as part of their RCM distribution. Parties who sign the Plan Support Agreement or who do not notify the Global Plan co-proponents in writing of their decision to opt out of the BAWAG Stipulation and Order, on or before the voting deadline for the Global Plan, will be deemed to have elected to receive a pro rata share of the RCM BAWAG Proceeds as part of their RCM distribution, when and to the extent their claims are allowed. Other parties who timely notify the Global Plan co-proponents in writing of their decision to opt out of receiving RCM BAWAG Proceeds will forfeit their right to receive such proceeds. Such an opt-out election will constitute an election by any such party to have its pro rata claim recovery from RCM reduced by an amount equal to its pro rata interest in the RCM BAWAG Proceeds. Pursuant to the BAWAG Stipulation and Order, any BAWAG Proceeds not distributed to any holder of an allowed claim on account of such holder's election to opt out will be returned to BAWAG.

     i. Liquidity Facility/Managed Fund. The Global Plan may or may not include provisions for a liquidity facility, such as proposed by DE Shaw, which would enable a cash out option for electing creditors in exchange for their beneficial interests in the Litigation Trust. Provisions under the RCM Settlement Agreements for a possible in-kind distribution or a managed fund or other mechanism to enhance recoveries, such as proposed by Abadi & Co., will be determined by the RCM Trustee and the RCM Plan Negotiating Committee, subject to Bankruptcy Court approval.

     j. Exculpation and Releases. The Global Plan will contain customary exculpation provisions for chapter 11 and plan related activities, for all parties involved in the plan process (including the Refco LLC Trustee) to be effective in any subsequent chapter 7 case(s) as well. The Global Plan will also contain releases of the Lender Group as provided in respect of a "Qualifying Plan" as defined in the Lender Settlement Order. In addition, the Global Plan will contain releases of the Bondholders (past as well as present holders, in their capacities as Bondholders) and the Indenture Trustee for any and all claims relating to the bond debt. Any releases of parties other than the Lender Group, the Bondholders and the Indenture Trustee shall not affect defenses asserted by way of setoff or recoupment.

     k.   Reservations.

            i. Limit on Precedential Effect. The Global Plan and disclosure statement shall provide that the structure of the Global Plan and the classification of creditors or groups of creditors within any one class in the Global Plan shall have no evidentiary or precedential effect if the Global Plan is not confirmed and consummated.

            ii. Claims Preserved Pending Consummation. In the event the Global Plan is not consummated, parties expressly reserve their claims and rights, as well as all defenses to such claims and rights and causes of action against such parties, including, without limitation, (i) the subrogation claim of any Refco Debtor against any other Refco Debtor arising out of the payment to the Lender Group, (ii) all claims of RCM and holders of RCM Securities Customer Claims and RCM FX/Unsecured Claims against the RGL Debtors, Refco LLC and third parties, (iii) all claims of the RGL Debtors and Refco LLC and their respective creditors against RCM and third parties and (iv) avoidance and other causes of action against creditors of RCM and the RGL Debtors; provided, however, that such reservation of rights shall not apply to any claims, rights or defenses against the Administrative Agent or any Lender (in such capacities) to the extent all claims, rights, defenses and causes of action against the Administrative Agent or any Lender are released in accordance with the Lender Settlement Order.

            iii. Walk Away for Insufficient RCM Distributions. On or about seven (7) days in advance of the voting deadline in respect of the Global Plan, each of Houlihan and Capstone shall issue a projection as to how much cash or value is anticipated, under the Global Plan, to be paid or distributed from MAC RCM Assets to RCM (each a "RCM Projected Number"). Solely for purposes of calculating the RCM Projected Number, any amounts reserved in the RCM Wind Down Reserve shall be treated as though paid or distributed to RCM. If only one of the RCM Projected Numbers is below $430 million, the Bankruptcy Court will be asked to rule on the issue of the appropriate RCM Projected Number (after reviewing the RCM Projected Numbers and the assumptions therein). The parties to the Plan Support Agreement who are RCM FX/Unsecured Creditors or RCM Securities Customers shall no longer be bound to proceed with the Global Plan if (x) both RCM Projected Numbers are below $430 million, or (y) the Bankruptcy Court, in accordance with the preceding sentence, has ruled that the appropriate RCM Projected Number is below $430 million. Neither Houlihan nor Capstone (nor the parties they advise or counsel from whom they seek assistance in this matter) shall have any liability in making such projections absent bad faith or gross negligence.

            iv. Walk Away for Insufficient RGL Unsecured Distributions. On or about seven (7) days in advance of the voting deadline in respect of the Global Plan, each of Houlihan and Capstone shall issue a projection as to how much cash or value is anticipated, under the Global Plan, to be paid from MAC RGL Assets to RGL Unsecured Creditors (each a "RGL Projected Number"). If only one of the RGL Projected Numbers is below $64 million, the Bankruptcy Court will be asked to rule on the issue of the appropriate RGL Projected Number (after reviewing the RGL Projected Numbers and the assumptions therein). The parties to the Plan Support

                   Agreement who are RGL Unsecured Creditors shall no longer be bound to proceed with the Global Plan if (x) both RGL Projected Numbers are below $64 million, or (y) the Bankruptcy Court, in accordance with the preceding sentence, has ruled that the appropriate RGL Projected Number is below $64 million. Neither Houlihan nor Capstone (nor the parties they advise or counsel from whom they seek assistance in this matter) shall have any liability in making such projections absent bad faith or gross negligence.

            v. Walk Away Related to Professional Expenses. On or about seven (7) days in advance of the voting deadline in respect of the Global Plan, the RGL Debtors and the RCM Trustee shall issue, for their respective estates, a projection of the administrative claims accrued from the Petition Date through the Plan Effective Date that are anticipated to be paid as part of the Global Plan, excluding any amounts in respect of (a) ordinary operating expenses of the Debtors,
                   (b) fees and commissions of the RCM Trustee, (c) fees and commissions of the Refco LLC Trustee, and (d) administrative expenses otherwise paid prior to August 31, 2006 (the "Anticipated Professional Claims"). If the Anticipated Professional Claims exceed $180 million, the parties to the Plan Support Agreement shall no longer be bound to proceed with the Global Plan. Neither the RGL Debtors, the RCM Trustee nor any of their professionals shall have any liability in making such projections absent bad faith or gross negligence.

            vi. Continuation of RCM Settlement Agreements. The failure of the Global Plan to proceed or be confirmed or consummated, will not in any way affect the terms or effectiveness of the RCM Settlement Agreements.

     l. Transferability: The Global Plan will not, in respect of any interests or rights distributed under the Global Plan, contain any restrictions on transfer beyond restrictions imposed by applicable law.

     m. Role of Committees, Examiner and Certain Professionals: On the Plan Effective Date, the Committees shall be dissolved and their members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committees' attorneys, accountants, professionals and other agents shall terminate as more fully set forth in final Global Plan documentation. Following the Plan Effective Date, such professional and other agents may, if retained, render services to any fiduciaries of the estate or Litigation Trust. On the Plan Effective Date, the Examiner and the professional retained by the Examiner shall be released and discharged from their respective obligations outstanding pursuant to the Examiner Order as more fully set forth in final Global Plan documentation. On the Plan Effective Date, a plan committee for the RGL Debtors (the "RGL Plan Committee") shall be formed, which shall include, among others, Cargill, Leuthold and VR to the extent they choose to serve. The RGL Plan Committee shall, among other things, have the right to approve settlements and to direct litigation in respect of the allowance of claims against the RGL Debtors. The Global Plan may provide for plan committees for other estates as determined in final Global Plan documentation.

                                                                   NOT AN OFFER
                                                             NOT A SOLICITATION
                                                  SUBJECT TO BANKRUPTCY PROCESS
                                           CORE TERMS ONLY ARE DESCRIBED HEREIN


                                   SCHEDULE 1

                                  DEFINITIONS
                                  -----------

Additional Committee: shall mean the Additional Committee of Unsecured Creditors of Refco Inc., et al.

Additional RCM Claim: shall have the meaning set forth in section 2.d.ii of this Term Sheet.

Administrative Agent: shall mean Bank of America, N.A., in its capacity as Administrative Agent under the Credit Agreement.

Anticipated Professional Claims: shall have the meaning set forth in section 3.k.iv of this Term Sheet.

Assets Schedule: shall mean the schedule attached hereto as Annex B, dated August 31, 2006, and prepared by Houlihan.

Bankruptcy Court: shall mean the United States Bankruptcy Court for the Southern District of New York.

BAWAG: shall mean Bawag P.S.K. Fur Arbeit Wirtschaft Und Osterreichische Postsparkasse Aktiengesellschaft.

BAWAG Proceeds: shall mean the aggregate of all cash proceeds to be received by any of the Debtors, whether guaranteed or contingent, including any payments from the United States, but excluding any consideration in the form of waiver of claims, pursuant to that certain settlement among the Committees, BAWAG and certain of the Debtors as approved by the Bankruptcy Court by order dated July 5, 2006.

Bondholders: shall mean the holders from time to time of the 9% Senior Subordinated Notes.

Capstone: shall mean Capstone Advisory Group, LLC.

Cargill: means Cargill, Incorporated and any of Cargill, Incorporated's affiliates who filed proofs of claim in any of the Debtors' cases.

Credit Agreement: shall mean Credit Agreement dated as of August 5, 2004, as amended, among inter alia Refco Group LTD., as borrower, Bank of America, N.A. as Administrative Agent and the Lenders from time to time party thereto.

Committees: shall mean the Additional Committee and the Official Committee.

Debtors: shall mean RCM, the RGL Debtors, FXA and Refco LLC.

Examiner: shall mean Joshua R. Hochberg, the examiner appointed by the United States Trustee pursuant to 11 U.S.C. ss. 1104(c)(2) and approved by the Bankruptcy Court in accordance with the Examiner Order.

Examiner Order: shall mean the order granting the motion of the United States Trustee for appointment of an examiner entered on March 16, 2006 (Docket No.
1487).

Excess Claims: shall have the meaning set forth in section 2.a. of this Term Sheet.

Estimated FX Recovery Percentage: shall mean 40%.

FXA: shall mean Refco F/X Associates, LLC.

FXA Assets: shall mean (i) those certain cash accounts set forth in Exhibit B-2 of FXA's Schedules (as such schedules exist as of the date of this Term Sheet), allocated as agreed or otherwise resolved between FXA and KK Japan, plus (ii) proceeds, if any, of the sale of the customer list of FXA.

FXA Creditors: shall mean holders of FXA Unsecured Claims.

FXA Unsecured Claims: shall have the meaning set forth in section 2.f. of this Term Sheet.

FXCM: shall mean Forex Capital Markets, LLC.

Global Plan: shall have the meaning set forth in Section 1.a. of this Term
Sheet.

Houlihan: shall mean Houlihan Lokey Howard & Zukin.

Houlihan Claims Schedule: shall have the meaning set forth in the RCM Settlement Agreements.

Indenture: shall mean that certain Senior Subordinated Note Indenture dated August 5, 2004 among Refco Finance Holding, LLC (now Refco Group Ltd., LLC), Refco Finance Inc. and Wells Fargo Bank, N.A.

Indenture Trustee: shall mean Wells Fargo Bank, National Association, as indenture trustee for the Bondholders.

IPO Underwriter Recovery: shall mean any recovery from a claim brought by the Litigation Trust against an Underwriter in connection with the initial public offering of Refco Inc., net of fees and expenses incurred in pursuing such recovery.

KK Japan: shall mean RefcoFX Japan KK.

Lender Group: shall mean the Administrative Agent and the Lenders party from time to time to the Credit Agreement.

Lender Settlement Order: shall have the meaning set forth in section 2.b of this Term Sheet. Litigation Trust: shall have the meaning set forth in section 3.e. of this Term Sheet.

MAC Estimated Reductions: shall mean a reduction, without duplication, for (A) the estimated priority claims and administrative claims accrued from the Petition Date through the Plan Effective Date (exclusive of amounts paid prior to August 31, 2006) that are to be borne by the RGL Debtors in accordance with section 2.a. of this Term Sheet (including RGL's portion of any Excess Claims and RGL's obligations under clause (b) of section 2.d.v. of this Term Sheet),
(B) the estimated RCM portion of any Excess Claims, (C) payments made or to be made in accordance with section 2.b. of this Term Sheet, (D) payments made or to be made in accordance with section 2.c. of this Term Sheet, and (E) estimated payments to be made by RCM to the RGL Debtors in accordance with clause (c) of section 2.d.v. of this Term Sheet, provided that for purposes of making the estimate in this sub-section (E), total allowed RGL Unsecured Claims will be assumed to be $502 million (unless the actual total amount of allowed RGL Unsecured Claims are known at that time).

MAC RCM Assets: shall mean (i) the estimated value of RGL Assets (exclusive of interests in FXCM), less (ii) the sum of, without duplication, (A) the MAC Estimated Reductions and (B) the estimated distributions to be made pursuant to clause (a) of section 2.d. without adjustment for wind down costs.

MAC RGL Assets: shall mean (i) the estimated value of RGL Assets (exclusive of interests in FXCM), less (ii) the sum of, without duplication, (A) the MAC Estimated Reductions and (B) the estimated distribution to be made to RCM pursuant to clause (a) of section 2.i. to this Term Sheet.

Non-Debtor Affiliates: shall mean Refco Canada Finance Inc., Refco Commodity Management Inc., Refco Administrative Services Inc., EasyScreen Inc., Refco Mortgage Services LLC, Refco Securities LLC, Refco Clearing LLC, Refco EasySolutions LLC, RefcoFund Management LLC, Haut Commodities LLC, Refco Local Divisions LLC, RefcoFund Holdings LLC, Refco Alternative Investments LLC, Refco Trading Services LLC, Refco Screens Trustees Ltd. (in liquidation), Refco Screens Link Ltd. (in liquidation), Refco MF Ltd. (in liquidation), Refco Securities Ltd. (in liquidation), Refco Screens Employee Services Ltd., Refco Energy (UK) Ltd., Refco TC Ltd., RGE Ltd., Refco MT Limited, Refco Ltd., Westminster Clearing Ltd., Refco Screens Ltd., Refco Trading Services Ltd., Refco Trading Services (UK) Ltd., CI Investor Services Ltd., Refco Equity Derivatives Ltd., Refco Europe Ltd., Refco Overseas Ltd., Refco East Services Ltd. (in liquidation), Just Commodity Inc., Just (Dalian) Trading Co Ltd., Refco Capital Singapore Pte Ltd, Refco India Pvt Ltd, Easy Tiger Pte Ltd, EasyScreen Pty Ltd, Refco Singapore Pte Ltd, Refco Investment Services Pte Ltd, Refco Forex Ltd (in liquidation), Refco Securities SA, Refco Futures (HK) Limited, Refco Trading Services (Gibraltar) Ltd., Refco Capital Markets International Ltd, Refco Capital Markets International Services Ltd, ACM Advanced Currency Markets SA

Official Committee: shall mean the Official Committee of Unsecured Creditors of Refco Inc., et al.

Penalty Claims: shall have the meaning set forth in section 2.e. of this Term Sheet.

Petition Date: shall mean, with respect to a Debtor, the date on which such Debtor filed its petition for relief under the Bankruptcy Code.

Plan Effective Date: shall have the meaning set forth in section 1.d. of this Term Sheet.

RCM: shall mean Refco Capital Markets, Ltd.

RCM Approving Parties: shall mean those RCM FX/Unsecured Creditors and RCM Securities Customers holding at least 75% in amount of the RCM FX/Unsecured Claims held by parties to the Plan Support Agreement and holding at least 75% in amount of the RCM Securities Customer Claims held by parties to the Plan Support Agreement. Solely for purposes of determining the RCM Approving Parties, the amount of a creditor's RCM Securities Customer Claim or RCM/FX Unsecured Claim shall be the amount of the claims set forth on the Houlihan Claims Schedule.

RCM BAWAG Proceeds: shall have the meaning set forth in section 3.h. of this Term Sheet. RCM Difference: shall have the meaning set forth in section 2.d.v of this Term Sheet.

RCM FX/Unsecured Claims: shall have the same meaning as the term "FX/Unsecured Claims" in the RCM Settlement Agreements, exclusive of claims against RCM by any of the Lender Group, the Bondholders, the Indenture Trustee, the other Debtors and the Non-Debtor Affiliates.

RCM FX/Unsecured Creditors: shall mean holders of RCM FX/Unsecured Claims.

RCM Implied Deficiency Claims: shall have the same meaning as the term "Implied Deficiency Claim" in the Settlement Agreement.

RCM Leuthold Metals Claim: shall have the meaning given to the term Leuthold Metals Claim in the RCM Settlement Agreements.

RCM Plan Negotiating Committee: shall have the same meaning as the term "Plan, Negotiation and Litigation Advisory Committee" in the RCM Settlement Agreements.

RCM Projected Number: shall have the meaning set forth in section 3.k.iii of this Term Sheet.

RCM Securities Customers: shall mean holders of RCM Securities Customer Claims.

RCM Securities Customer Claims: shall have the same meaning as the term "Securities Customer Claims" in the RCM Settlement Agreements.

RCM Settlement Agreements: shall mean the Rogers Agreement and the Settlement Agreement.

RCM Trustee: shall mean Marc S. Kirschner, not individually, but as the chapter 11 trustee appointed in the RCM chapter 11 case. The term shall include any successor chapter 11 trustee or, if the RCM chapter 11 case is converted to a chapter 7 case to be administered under subchapter III of chapter 7, the chapter 7 trustee.

RCM Wind Down Reserve: shall have the meaning set forth in section 2.i. of this Term Sheet. For the avoidance of doubt, the RCM Trustee shall have the right to cause funds to be released from the RCM Wind Down Reserve to RCM as and when the RCM Trustee deems appropriate, based on anticipated wind down expenses of RCM and its subsidiaries.

Refco LLC: shall mean Refco, LLC.

Refco LLC Trustee: shall mean Albert Togut, not individually, but as chapter 7 trustee of Refco LLC, or any successor chapter 7 trustee appointed in the Refco LLC case.

RGL: shall mean Refco Group Ltd., LLC.

RGL Assets: shall mean all assets of the RGL Debtors, including but not limited to (i) those assets of the RGL Debtors listed on the Assets Schedule, (ii) to the extent not inconsistent with the assumptions underlying the Assets Schedule (without duplication) (A) any amounts paid to RCM or any RGL Debtors from Refco LLC on or after September 1, 2006, (B) the BAWAG Proceeds, and (C) any amounts paid to RCM or any RGL Debtor from Non-Debtor Affiliates on or after September 1, 2006; provided, however, that any amounts distributed to RCM from direct or indirect subsidiaries of RCM shall not be treated as RGL Assets. Causes of action assigned to the Litigation Trust pursuant to section 3 .e. of this term sheet shall not constitute RGL Assets.

RGL BAWAG Proceeds: shall have the meaning set forth in section 3.h. of this Term Sheet.

RGL Creditors: shall mean holders of RGL Unsecured Claims.

RGL Debtors: shall mean Refco Inc., Bersec International LLC, Kroeck & Associates, LLC, Marshall Metals, LLC, New Refco Group Ltd., LLC, Refco Administration, LLC, Refco Capital LLC, Refco Capital Holdings, LLC, Refco Capital Management, LLC, Refco Capital Trading, LLC, Refco Finance Inc., Refco Financial, LLC, Refco Fixed Assets Management, LLC, Refco Global Capital Management LLC, Refco Global Finance Ltd., Refco Global Futures, LLC, Refco Global Holdings, LLC, Refco Group Ltd., LLC, Refco Information Services, LLC, Refco Mortgage Securities, LLC, Refco Regulated Companies, LLC, Summit Management, LLC, Lind-Waldock Securities LLC, Refco Managed Futures LLC, and Westminster-Refco Management LLC. The term does not include RCM, FXA or Refco LLC.

RGL Difference: shall have the meaning set forth in section 2.d.v of this Term Sheet.

RGL Plan Committee: shall have the meaning set forth in section 3.m. of this Term Sheet.

RGL Projected Number: shall have the meaning set forth in section 3.k.iv. of this Term Sheet.

RGL Unsecured Claims: shall have the meaning set forth in section 2.d. of this Term Sheet.

RGL Unsecured Creditors: shall mean the holders of RGL Unsecured Claims.

Rogers Agreement: shall mean the Settlement Agreement dated as of July 20, 2006, between the Rogers Funds and the RCM Trustee.

Rogers Claim Total: shall mean (a) the asserted amount of the Rogers LLC Claims, plus (b) the amount agreed to be treated as allowed RCM FX/Unsecured Claims pursuant to paragraph 1 of the Rogers Agreement.

Rogers Funds: shall mean Rogers Raw Material Fund, L.P. and Rogers International Raw Materials Fund, L.P.

Rogers LLC Claims: shall mean the proofs of claim filed by the Rogers Funds against Refco LLC.

Rogers Settled Claims: means the claims of the Rogers Funds against RCM as set forth in paragraph 1 of the Rogers Agreement.

Settlement Agreement: shall mean the Settlement Agreement dated as of June 29, 2006, as amended, among the RCM Trustee and certain customers and creditors of RCM.

Specified Difference: shall mean the difference (positive or negative) between
(i) $554 million and (ii) the value of RGL Assets (exclusive of interests in FXCM) less the sum of, without duplication, (A) the cash paid on account of the allowed amount of priority claims and administrative claims accrued from the Petition Date through the Plan Effective Date (exclusive of such amounts paid as of August 31, 2006) that are to be borne by the RGL Debtors in accordance with section 2.a. of this Term Sheet, (B) the cash paid on account of RCM's portion of the allowed amount of Excess Claims, if any, (C) the cash paid in accordance with section 2.b. of this Term Sheet, and (D) the cash paid in accordance with section 2.c. of this Term Sheet.

                        Annex A to Global Plan Term Sheet
                             [Private Actions Trust]

                      LITIGATION TRUST AGREEMENT TERM SHEET

1. There shall be at least two separate litigation trusts, one of which (the "Non-Estate Litigation Trust") shall consist exclusively of certain creditors' (the "Refco Creditors") of Refco Inc. and its debtor affiliates (collectively "Refco") non-estate causes of action arising from any matter involving Refco Inc. and/or its affiliates as described on Exhibit "A" annexed hereto, or, as the parties determine best maximizes the value thereof, the proceeds of such non-estate causes of action (the non-estate causes of action or the proceeds, the "Non-Estate Refco Claims").

2. Each Refco Creditor that owns, including by assignment of litigation rights, Non-Estate Refco Claims, but excluding the bondholders and the Banks, shall have the option to assign its Non-Estate Refco Claims to the Non-Estate Litigation Trust for settlement, prosecution as a class action or for prosecution on other terms provided the creditor and the Non-Estate Litigation Trust agree. Such other terms may include expense reimbursement, but may not include any other financial inducement to the creditor. Each Refco Creditor making an assignment shall reasonably cooperate with the Non-Estate Litigation Trust (at the Non-Estate Litigation Trust's expense, including, without limitation, reasonable attorneys fees incurred) in the investigation and prosecution of any assigned Non-Estate Refco Claims. Any Refco Creditor making a request for prosecution of a Non-Estate Refco Claim under paragraph 4 hereof shall be deemed, so long as the Non-Estate Litigation Trust agrees in advance to pay all costs and expenses of such prosecution, to consent to the Non-Estate Litigation Trust being entitled to all benefits of such Non-Estate Refco Claim.

3. All creditors who elect to assign their Non-Estate Refco Claims to the Non-Estate Litigation Trust (together, the "Beneficiaries") shall receive in exchange certificates (the "Certificates") evidencing the right to receive the proceeds of the Non-Estate Litigation Trust (the "Proceeds") which Certificates and Proceeds shall be distributed directly to the Beneficiaries. A Beneficiary's share in the Non-Estate Litigation Trust shall be calculated to mirror its interest in the trust that holds estate causes of action arising from matters involving Refco Inc. and its affiliates (the "Estate Litigation Trust") adjusted upwards to take into account any non-participating creditors.

4. No earlier than 90 days after the Non-Estate Litigation Trust begins operation, any Beneficiary may formally request in writing that the Non-Estate Litigation Trust commence litigation against a particular target. If, within 90 days of such request, the Non-Estate Litigation Trust does not confirm its then-present intention to pursue action against such target, the private causes of action in respect of such target shall be returned to the requesting Beneficiary whom may thereafter commence private action against such target. Further, if within 180 days of confirming its intention, the Non-Estate Litigation Trust does not actually commence litigation against such target or enter into active settlement discussions with such target, the private causes of action in respect of such target shall be returned to the requesting Beneficiary whom may thereafter commence private action against such target, provided, however, that the Non-Estate Litigation Trust shall be entitled to a one-time 90-day extension of either the 90-day period or the 180-day period if the Oversight Board shall confirm in writing within the applicable period that the Non-Estate Litigation Trust is actively researching whether to bring claims against such target.

5. Notwithstanding the foregoing time periods, the Non-Estate Litigation Trust must, if requested in writing by a Beneficiary, advise such requesting Beneficiary whether the Non-Estate Litigation Trust has decided to pursue any such Non-Estate Refco Claim against any specific target or to return such claim/right to Proceeds back to the requesting Beneficiary no later than 30 days before the running of any applicable statute of limitations for any such Non-Estate Refco Claim against any such target. The requesting Beneficiary must demonstrate to the reasonable satisfaction of the trustee/Oversight Board the specific date that any such statute of limitations will expire with respect to a specific Non-Estate Refco Claim to trigger this 30-day override provision.

6. The Non-Estate Litigation Trust shall report to a board consisting of five
(5) Beneficiaries (or their designees) including one member designated by VR Global Partners, L.P. and the other four members designated by Beneficiaries who have claims against Refco Capital Markets Ltd. but do not assert guaranty or indemnity claims against Refco Group Ltd., LLC or any other Refco entity (the "Oversight Board").

7. The trustee(s) for the Non-Estate Litigation Trust may be the same individual(s) as those serving as trustee(s) for the Estate Litigation Trust. The members of the Oversight Board may be the same individual(s) as those serving as members of the oversight board, if any, for the Estate Litigation Trust.

8. The Non-Estate Litigation Trust may not provide to a third-party a release of a Non-Estate Refco Claim if two members of the Oversight Board oppose such release.

9. The Non-Estate Litigation Trust shall work with the Estate Litigation Trust to maximize the overall recovery to creditors. To the extent there is a settlement or court ruling that involves the contemporaneous release or resolution of the claims of both Trusts, the proceeds of any such settlement or resolution (except for proceeds of litigation that is exclusively estate claims or exclusively private claims, the proceeds of which shall go 100% to the respective Trust) presumptively will be shared equally by each Trust subject to any party-in-interest's right to request a different allocation as between the Trusts from the Court, in which case the challenging party shall have the burden of rebutting such presumption.

10. If (a) the Non-Estate Litigation Trust is unable or unwilling to prosecute any Non-Estate Refco Claim or (b) each creditor has received 100% of its pre-petition claim plus post-petition interest, then the Non-Estate Litigation Trust shall re-assign such Non-Estate Refco Claim to the appropriate Beneficiary.

              Exhibit "A" to Litigation Trust Agreement Term Sheet
              ----------------------------------------------------

Non-estate causes of action arising from matters involving Refco, Inc., and/or its affiliates (i) exclude contract claims against third-parties and (ii) include, without limitation, causes of action against the following parties:

     o All current and former officers, directors, or employees of Refco, Inc. and/or its affiliates;

     o All persons or entities that conducted transactions with Refco, Inc. and/or its affiliates; and

     o All persons or entities that provided services to Refco, Inc. and/or its affiliates including, without limitation, all attorneys, accountants, financial advisors, and parties providing services to Refco, Inc. and/or its affiliates in connection with the public issuance of debt or equity including, without limitation, all underwriters.

The foregoing list includes, without limitation, causes of action against the parties identified on Schedule "1" annexed hereto, which Schedule shall remain confidential and will only be shared among members and ex officio members of the Official Committees of Unsecured Creditors of Refco, Inc. and its affiliates, subject to the confidentiality provisions of the Official Committees' bylaws.

                        Annex B to Global Plan Term Sheet
                                [Assets Schedule]


Refco et al - Draft, Attorney Work Product               For Settlement Purposes Only - Subject to FRE 408
==========================================================================================================
Estimated Asset Value - As of August 31, 2006


($ in millions)
                                                                                     8/31/2006
                                                                                     Estimate
                                                                                     --------
Refco Group Ltd. (Bank Obligor)
-------------------------------
   Beginning Cash                                                                       $11.6

   Repayment of Interco from Refco Sing Pte                                               1.0
   Distribution Refco LLC - Sub Debt Repaid                                              16.3
   Distribution Refco Securities LLC - Sub Debt Repaid                                      -
   Repayment of RTS (UK) Intercompany Loans                                               5.5
   Remaining Estimated Proceeds from Sale of Art Collection                               0.3
   Bawag Settlement                                                                     506.3
   Estimated Value of FXCM Shares                                                        60.0
   Tradeworx                                                                              0.1
   Xinhua Financial Network                                                                 -
   Partners Capital Investment Group, LLC                                                   -
   Refco Alternative Investments, LLC                                                     0.3
   Refco Commodity Management, Inc                                                          -
   Proceeds from Interest in Dendreon                                                     0.7
   Estimated Book Value of Cantor Index Holdings (10%) Interest                           1.0
                                                                                     --------
Total                                                                                  $603.1


Refco LLC
---------
   Beginning Cash                                                                      $794.0
   Estimate of additional proceeds, net of items due to Man under APA                    33.3
   Preliminary estimate of claims                                                       (60.0)

   Repayment of Refco Group sub debt                                                    (16.3)
   Seat Loan Repayment to Refco Capital LLC                                            (120.5)
   Repayment of intercompany loan from ROL                                               22.0
   Repayment of intercompany loan from RTS (UK)                                           0.5
   Repayment of Interco from Refco Sing Pte                                               0.7
   Liquidation of Refco Taiwan Branch Office                                              3.0
   Repayment of Interco from Refco Hong Kong                                                -
   I/C Receivable from Refco Capital                                                        -
   I/C Receivable from Refco Capital Markets                                                -
   I/C Receivable from Refco F/X Associates LLC                                             -
   I/C Receivable from Refco Group Ltd., LLC                                                -
   I/C Payable to Kroeck & Associates, LLC                                                  -
   I/C Payable to Refco Fixed Assets Management LLC                                         -
                                                                                     --------
Total                                                                                  $656.7


Refco Global Holdings, LLC (Guarantor)
--------------------------------------
   Beginning Cash                                                                      $ 31.1

   Distribution from Refco Canada (from Tax Refunds)                                      0.3
   Repayment of Net Capital from Refco Sing Pte                                          62.0
   Repayment of Interco from Refco Singapore Pte
   Estimated Proceeds from Refco India winddown                                           0.2
   Repayment from Refco Securities SA (France) sub debt                                   2.5
   Repayment of Loan from REL                                                            31.9
   Estimated Equity proceeds from REL sale                                                3.6
   I/C Payable to Refco Capital Markets                                                     -
   I/C Payable to Refco Group Ltd., LLC                                                     -
   Cargill Investor Services Ltd.                                                           -
   Refco Japan, Ltd                                                                         -
                                                                                     --------
Total                                                                                  $131.6


Refco et al - Draft, Attorney Work Product               For Settlement Purposes Only - Subject to FRE 408
==========================================================================================================
Estimated Asset Value - As of August 31, 2006


($ in millions)
                                                                                     8/31/2006
                                                                                     Estimate
                                                                                     --------

Refco F/X Associates (Guarantor)
--------------------------------
   Beginning Cash                                                                      $ 52.4
   Post Petition Deposits                                                                (2.0)
   Payment of Refco Forex interco                                                           -
   Sale of Assets to potential buyer                                                        -
   Assumed Estimated ACM Value                                                            0.9
                                                                                     --------
Total                                                                                   $51.3


Refco Capital Corp. (Guarantor)
-------------------------------
   Beginning Cash                                                                      $128.1
   Recovery on Kessler Loan                                                               8.5
   Recovery of PlusFunds Loan                                                               -
   Seat Loan Repayment from Refco LLC                                                   120.5
   I/C Payable to Refco LLC                                                                 -
   Repayment of Interco from Refco Singapore Pte                                          0.5
   Repayment of Interco from RSL                                                         26.1
   Repayment of Interco from ROL                                                          0.9
   Proceeds from Refco Forex sale (through interco with Refco East Services)              3.0
                                                                                     --------
Total                                                                                  $287.6

Kroeck & Assoc. (Guarantor)
---------------------------
   Estimated assets available for distribution to intercos and equity                    $0.3
                                                                                     --------
Total                                                                                    $0.3


Refco Global Futures (Guarantor)
--------------------------------
   Beginning Cash                                                                      $  8.8
   Distribution of proceeds from Refco HK                                                   -
   Man Refco HK Take or Pay Fee                                                             -
                                                                                     --------
Total                                                                                  $  8.8

Refco Capital Holdings, LLC (Guarantor)
---------------------------------------
   Beginning Cash                                                                        $0.0
   Repayment of Interco from RSL                                                          3.5
                                                                                     --------
Total                                                                                     3.5


Refco Fixed Asset Management (Guarantor)
----------------------------------------
   Beginning Cash                                                                         0.1
   Miscellaneous Asset Sales                                                                -
   Repayment of Interco from RSL                                                          0.2
                                                                                     --------
Total                                                                                  $  0.3


Refco Capital Markets
---------------------
   Beginning Cash                                                                    $1,289.8
   Equities, Bonds, Other Securities                                                  1,076.3
   Collection of Cash Due from Brokers                                                   30.3
   Repayments from RTS (UK) Interco                                                         -
   Tradeworx interest                                                                       -
   Lonestar investment                                                                    6.2
   Dendreon interest                                                                        -
   Assumed Estimated ACM Value                                                            4.3
   I/C Payable to Various Entities                                                          -
   I/C Receivable from Various Entities Total                                               -
                                                                                     --------
Total                                                                                $2,406.9



Refco et al - Draft, Attorney Work Product               For Settlement Purposes Only - Subject to FRE 408
==========================================================================================================
Estimated Asset Value - As of August 31, 2006


($ in millions)
                                                                                     8/31/2006
                                                                                     Estimate
                                                                                     --------

Refco Global Finance Ltd.
-------------------------
  Beginning Cash                                                                         $2.3
  Estimated Proceeds from sale of Bank Frick equity interest                              0.9
  Distribution from Refco Canada (from Tax Refund)                                        0.3
                                                                                     --------
Total                                                                                    $3.5


Refco Alternative Investments LLC/Fund Holdings
-----------------------------------------------
  Beginning Cash                                                                         $0.8
  Repayment of Interco from RSL                                                           0.4
  Recovery from ROL intercompany                                                          0.5
  Recovery from wind-down of RAI/fund holdings                                            0.6
                                                                                     --------
Total                                                                                    $2.3

Refco Resources Ltd
-------------------
  Repayment of Interco from ROL                                                          $0.3
                                                                                     --------
Total                                                                                    $0.3

Refco Canada Finance
--------------------
  Beginning Cash                                                                         $9.1
  Distribution from Refco Canada (through sub debt)                                       1.3
                                                                                     --------
Total                                                                                   $10.4


Refco Clearing LLC (owned by Refco Regulated Cos.)
  Beginning Cash                                                                         $1.3
  Repayment of Interco from RSL                                                           0.4
                                                                                     --------
Total                                                                                    $1.7


Refco Trading Services
----------------------
   Beginning Cash                                                                        $1.6
   Potential tax liability                                                               (0.9)
                                                                                     --------
Total                                                                                    $0.7


Commodity Management Inc.
------------------------
  Beginning Cash                                                                         $1.5
  Projected collections                                                                   1.4
                                                                                     --------
Total                                                                                    $2.9


Refco, Inc.
-----------
  Beginning Cash                                                                         $0.1
                                                                                     --------
Total                                                                                    $0.1


Refco Easy Solutions
--------------------
  Beginning Cash/estimated assets available for Distribution                             $0.2
                                                                                     --------
Total                                                                                    $0.2

-----------------------------------------------------------------------------------------------
Total All Entities                                                                   $4,172.3
===============================================================================================

Additional RSL Value                                                                    $41.7

-----------------------------------------------------------------------------------------------
Total Including RSL                                                                  $4,214.0
===============================================================================================

Additional FXCM Value Assumption per Settlement Discussions                          $   30.0

-----------------------------------------------------------------------------------------------
Adjusted Total                                                                       $4,244.0
===============================================================================================

                                   EXHIBIT B
                                   ---------

                           [Lender Settlement Order]
                           -------------------------

UNITED STATES BANKRUPTCY

COURT SOUTHERN DISTRICT OF NEW YORK


---------------------------------------)
In re                                  )
                                       )    Chapter 11
REFCO INC., et al.,                    )
                                       )    Case No. 05-60006 (RDD)
                    Debtors.           )    Jointly Administered
                                       )
---------------------------------------


               ORDER PURSUANT TO SECTION 105(a) OF THE BANKRUPTCY
               CODE AND BANKRUPTCY RULE 9019 APPROVING SETTLEMENT
                OF CONTROVERSIES AND DISPUTES AMONG THE DEBTORS,
               THE RCM TRUSTEE, THE PRE-PETITION SECURED LENDERS
                           AND CERTAIN OTHER PARTIES
                           -------------------------

         Upon the motion (the "Motion") of Refco Group, Inc. ("Refco") and its affiliated chapter 11 debtors in the above captioned cases (the "Debtors"), and the Chapter 11 trustee (the "RCM Trustee," and collectively with the Debtors, the "Movants") of Refco Capital Markets, Ltd. ("RCM"), seeking approval of a compromise and settlement pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") of certain controversies and disputes among the Movants, other parties-ininterest, the Agent (as hereinafter defined) and the lenders from time to time (in their capacities as such, the "Lenders") under that certain Credit Agreement dated as of August 5, 2004 (as amended, supplemented or otherwise modified, the "Credit Agreement") among Refco Finance Holdings LLC (now Refco Group Ltd., LLC), the Lenders, Banc of America Securities LLC, Credit Suisse First Boston and Deutsche Bank Securities Inc., as co-lead arrangers and joint book running managers, Credit Suisse First Boston, as syndication agent, Deutsche Bank Securities Inc., as documentation agent and Bank of America, N.A. as administrative agent, swing line lender and L/C issuer (in its capacity as administrative agent for the Lenders, the "Agent") (the Credit Agreement, all related mortgages, security agreements, guarantees and other related agreements and documentation executed in connection with the Credit Agreement, hereinafter collectively referred to as the "Loan Documents"); and

         The Movants and certain other parties-in-interest in these cases (as identified in Schedule I attached hereto, along with any other Releasing Party (as hereinafter defined) that executes and delivers a Participating Party Agreement, the "Participating Parties") having agreed to settle and compromise disputes with the Agent and the Lenders, and be bound by the terms of this Order; and

         The Agent and the Required Lenders (as defined in the Credit Agreement, the "Required Lenders") having agreed to the terms of this Order; and

         Each of the Movants and the Participating Parties having executed and delivered an agreement (the "Participating Party Agreement"), in form and substance satisfactory to the Agent, in which (i) each Movant agrees to use its reasonable best efforts to ensure that any plan confirmed in these cases is a Qualifying Plan (as defined below), (ii) each Participating Party agrees not to object to the provisions referred to in paragraph 10 to the extent they are contained in any plan proposed in these cases, or propose any plan that does not contain all such provisions and (iii) each Movant and Participating Party confirms that it is bound by the terms and conditions of this Order (including, without limitation, the releases contained herein), regardless of whether any plan or plans of reorganization are agreed upon or confirmed in these cases or any of the Debtors' cases is converted to chapter 7; and

         A hearing on the Motion (the "Hearing") having taken place before the Court on September 27, 2006 and the Court having found the proposed settlement and compromise as set forth in this Order to be fair and reasonable, in the best interests of the estates of the respective Debtors and their respective creditors and other parties-in-interest, and necessary and essential for the successful negotiation and implementation of a global plan in these cases;

         NOW, THEREFORE, upon the Motion and the evidence presented at the Hearing and the agreement among the parties to the terms and conditions of this Order, and there being due and sufficient cause for entry of this Order by the Court;

         IT IS HEREBY DETERMINED, FOUND, ADJUDGED AND ORDERED THAT:

         1. The Motion is a "core proceeding," and this Court has jurisdiction over the parties and property affected hereby pursuant to 28 U.S.C. ss.ss.157(b) and 1334.

         2. Due and sufficient notice of the Motion and Hearing has been given.

         3. This Order shall, on the terms and conditions hereinafter set forth, and to the extent provided herein, settle all disputes, controversies, claims and causes of action between the Movants and the Participating Parties on the one hand, and the Agent and the Lenders on the other, and shall be binding on all such estates and parties-in-interest and any successor or assign thereof (including, without limitation, any Chapter 7 or Chapter 11 trustee appointed in any of the cases and any litigation trust or similar vehicle established in connection with these cases), and shall not be modified or otherwise affected by any chapter 11 plan confirmed in these cases or any order of the Court, except as contemplated by this Order or as otherwise agreed in writing by all of the parties affected thereby.

         4. The compromises and settlements contained herein, including, without limitation, those that would become effective at the time of the effectiveness of, and pursuant to, a Qualifying Plan, are in the best interest of the Debtors and their estates, and confer substantial benefit on the estates and their creditors by, among other things, limiting potentially substantial secured claims for additional interest, fees and indemnities in favor of the Agent and/or the Lenders. Such compromises and settlements, and the contemplated consideration therefor as set forth in this Order, are the result of arm'slength bargaining, and are necessary and essential to permit the negotiation and implementation of a global plan in these cases.

         5. The provisions of this paragraph 5 shall take effect and become binding on the Trigger Date (as hereinafter defined). Except to the extent compromised and settled pursuant hereto, the claims of the Agent and the Lenders under the Loan Documents (the "Secured Claims"), as filed in the respective Debtors' cases, are allowed in full as secured claims in the cases of Refco and the Debtors who are Guarantors (as defined in the Loan Documents). The Secured Claims are secured by valid and perfected liens (the "Liens") on the collateral identified in the Loan Documents and in that certain order dated October 20, 2005, as subsequently amended, relating to adequate protection of the Lenders (collectively, the "Collateral"), which Collateral had on the date of the filing of each Debtor's respective chapter 11 or chapter 7 case (the "Petition Date"), and continues to have, a value in excess of the amount of the Secured Claims. The Secured Claims and Liens are not subject to avoidance under the Bankruptcy Code or under otherwise applicable law, and shall be paid in cash in accordance with this Order as promptly as possible after this Order becomes binding on the parties pursuant to paragraph 15 hereof.

         6. Unless the Other Trigger Date (as hereinafter defined) has by then occurred, on or before the latest of (i) October 16, 2006, (ii) such other date not later than October 31, 2006 as may be agreed to by the Agent in its sole discretion, and (iii) such other date as may be designated by the Agent and the Required Lenders, in their sole discretion, and, if the Other Trigger Date has been declared and as soon as such payment can be made in accordance with the last sentence of this paragraph 6, the following amounts shall be irrevocably paid to the Agent by the Debtors in respect of the Secured Claims to be applied by the Agent in accordance with the Loan Documents (the date on which payment of such amounts in full and in cash has been made being referred to herein as the "Payment Date"):

                  (a) $642,000,000, constituting the full outstanding principal amount of the Loans (as defined in the Loan Documents, the "Loans");

                  (b) $1,693,276.42, calculated as set forth on Schedule II hereto, and constituting the full amount of interest accrued and unpaid under the Loan Documents as of the Petition Date;

                  (c) all interest accrued on principal and interest payable under the Loan Documents from the Petition Date through the Payment Date, payable at the Post-Petition Interest Rate and compounded daily from the Petition Date through the Payment Date (the "Post-Petition Interest Rate" for purposes hereof being the Base Rate in effect from time to time plus the Applicable Rate applicable to Base Rate Loans, as each such term is defined in the Credit Agreement, but without the additional 2% per annum ("Default Interest") provided for in clause
         (c) of the definition of "Default Rate" in the Credit Agreement);

                  (d) all fees and expenses (including, without limitation, fees and expenses of counsel and financial advisors to the Agent and/or the Lenders) reimbursable under the Loan Documents through September 30, 2006; provided, however, that the fees and expenses through September 30, 2006 payable pursuant to this paragraph 6(d) shall not exceed $13,500,000 unless (i) the Hearing is contested or any discovery is taken with respect to the Motion or (ii) any motion, demand, claim, cause of action, lawsuit or discovery against the Agent and/or any Lender, or with respect to any matter(s) in which the Agent and/or any Lender has a material interest, is commenced or threatened by any party-in-interest prior to September 30, 2006, in which case the amount to be paid under this paragraph 6(d) shall be the actual amount of fees and expenses (including, without limitation, fees and expenses of counsel and financial advisors to the Agent and/or the Lenders) reimbursable under the Loan Documents through September 30, 2006; and

                  (e) all fees, expenses and other amounts (exclusive of principal and interest on the Loans) reimbursable or payable under the Loan Documents through the Payment Date, including, without limitation, fees and expenses of counsel and financial advisors to the Agent and/or the Lenders incurred from October 1, 2006 through the Payment Date.

For purposes of this Order, the "Trigger Date" shall occur upon the earlier to occur of (i) the Payment Date and (ii) the date (the "Other Trigger Date") on which the Agent, with the written consent of the Required Lenders, notifies Refco, the RCM Trustee and the Committees in writing that a Trigger Date has occurred. Upon occurrence of a Trigger Date, all provisions of this Order that become binding upon occurrence of the Trigger Date shall become binding. Whether or not a Trigger Date has occurred, the Debtors party to the Loan Documents shall use their reasonable best efforts to raise the funds required to pay the amounts required to be paid pursuant to this paragraph 6 as promptly as possible, and the RCM Trustee shall support the efforts by such Debtors. In furtherance of and without limiting the generality of the foregoing, if the Other Trigger Date is declared, the Debtors party to the Loan Documents shall from time to time irrevocably pay all such unpaid amounts from whatever funds may be available for such purpose, provided that such payments shall be made in increments of no less than $1 million.

         7. Upon the occurrence of the Trigger Date, and in consideration for each Releasing Party being bound by its respective release pursuant to paragraph 8, the Agent and the Lenders, and each of their successors and assigns, shall be permanently enjoined from taking, or benefiting from, any action or commencing any legal proceedings to seek recovery of any losses in respect of principal and/or interest on the Loans not payable pursuant to paragraph 6 above (including, without limitation, for recovery of Default Interest) against (a) the Debtors or any of their respective properties and (b) each such other Releasing Party or Released Party, including, without limitation, the holders of Securities under and as defined in that certain

Indenture, dated as of August 5, 2004 (the "Indenture") among Refco Finance Holdings LLC (now Refco Group Ltd., LLC), Refco Finance Inc. and Wells Fargo Bank, N.A. as trustee.

         8. In consideration of the waivers and compromises made by the Agent and the Lenders as set forth herein, the parties have agreed and it is hereby ordered that upon the Trigger Date, each of the Lenders and the Agent and its successors and assigns, and, in their capacities acting on behalf of such Lender or the Agent with respect to the Loans, each of their directors, officers, employees, agents, professionals, properties, and advisors (collectively, the "Lender Releasees") shall be fully and forever released by the Debtors, their respective estates, their creditors and all other parties-in-interest in these cases, and the respective successors and assigns of each of the foregoing, including, without limitation, any Chapter 7 or Chapter 11 trustee appointed in any of the cases and any litigation trust or similar vehicle established in connection with these cases (collectively, the "Releasing Parties") from, against and with respect to any and all actual or potential demands, claims, causes of action (including, without limitation, derivative causes of action), suits, assessments, liabilities, losses, costs, damages, penalties, fees, charges, expenses and all other forms of liability whatsoever, in law or equity (including, without limitation, actions seeking to recharacterize, avoid, subordinate, set aside or disallow the liens or claims of any Lender Releasee, or seeking turnover of property, damages or any other affirmative recovery from any Lender Releasee, including, without limitation, any claim for contribution), whether asserted or unasserted, known or unknown, foreseen or unforeseen, pending or anticipated, arising under the Bankruptcy Code or under otherwise applicable law, that any Releasing Party ever had, now has or hereafter may have (whether by assignment or otherwise) based in whole or in part upon any act or failure to act by any of the Lender Releasees, on or prior to the Payment Date, in contemplation of the execution of the Loan Documents, in connection with the execution of the Loan Documents or the making or repayment of the Loans, or in connection with any transactions directly or indirectly related or connected in any way to the Loan Documents, the Collateral, the use of proceeds of Loans made under the Loan Documents, or any other transactions related to or in connection with any of the foregoing (collectively, the "Released Claims"); provided, however, that the Lender Releasees shall not include any person who is or was a director, officer, employee, shareholder, affiliate, professional, or advisor of or acting or having acted for a Debtor or any affiliate of a Debtor, in such capacity. Furthermore, upon the Trigger Date, (a) each Releasing Party shall be deemed to expressly waive any and all defenses to the foregoing releases, including, without limitation, any rights conferred upon it by any statute, law, equitable principle or otherwise that provides that a release does not extend to claims of which the releasing party does not know or suspect to exist in its favor at the time of executing the release, which if known by the releasing party would have materially affected the releasing party's settlement with the released parties; (b) the releases granted pursuant to this paragraph 8 shall be full and final, whether or not a Qualifying Plan becomes effective, and shall constitute a complete defense against the Released Claims with respect to any and all parties who may seek to assert such claims derivatively or otherwise on behalf of or in the name or stead of the Debtors or their estates or any successor thereto, or any other Releasing Party; (c) each Releasing Party shall be permanently enjoined from seeking recovery of any amounts sought to be recovered from the Lender Releasees by any party through any cross-claim in any action brought by any Releasing Party against any party; and (d) each Releasing Party shall be permanently enjoined from taking any action or commencing any proceeding against the Lender Releasees or their property with respect to any of the Released Claims.

         9. If and only if a Qualifying Plan becomes effective in these cases (the date on which such a Qualifying Plan becomes effective being referred to herein as the "Plan Effective Date") and such Qualifying Plan (and any related confirmation or other order implementing such Qualifying Plan) remains in full force and effect (including, without limitation, with respect to the releases thereunder or required pursuant to paragraph 10(b)) as it relates to the treatment of the Agent and the Lenders:

                  (a) any claims of the Agent and/or the Lenders for indemnification and other amounts payable under the Credit Agreement (other than fees and expenses of counsel and financial advisors) (the "Unsatisfied Credit Agreement Claims") shall be deemed estimated at $0 (the "Estimated Unsatisfied Credit Agreement Claims") for purposes of allowance in the respective Debtors' cases pursuant to Section 502(c) of the Bankruptcy Code, but, in the case of indemnification claims, only to the extent they arise out of claims released by the Qualifying Plan as provided in paragraph 10(b);

                  (b) the claims of the Agent and/or the Lenders that are not Secured Claims arising out of the Loan Documents, including, without limitation, claims asserted for fraud and misrepresentation allegedly perpetrated by any Debtor, shall be deemed estimated at $0 for purposes of allowance pursuant to Section 502(c) of the Bankruptcy Code; and

                  (c) the Agent and the Lenders shall be deemed to waive their right to seek recovery of any Estimated Unsatisfied Credit Agreement Claims under the subordination provisions of the Indenture against the holders of the Securities (as defined in the Indenture).

Each Movant shall use its reasonable best efforts to ensure that any chapter 11 plan confirmed in these cases is a Qualifying Plan.

         10. For purposes hereof, "Qualifying Plan" means a chapter 11 plan for all of the Debtors, or, if any Debtor's chapter 11 case is converted to a chapter 7 case, a binding settlement or like arrangement as to that Debtor and all other parties-in-interest (together with a plan for all of the other Debtors) that:

                  (a) provides that the terms and conditions of this Order shall govern the treatment of the Agent, the Lenders and the other Lender Releasees, and does not contain any term or condition inconsistent with the terms and conditions of this Order;

                  (b) specifies that in addition to the releases provided in this Order, the Lender Releasees shall be generally released by all third parties (the "Plan Releasing Parties") to the same extent as the releases described in paragraph 8;

                  (c) permanently enjoins the Releasing Parties and the Plan Releasing Parties from taking, or benefiting from, any action or commencing any legal proceedings against the Agent or any Lender with respect to any matters released under this Order or under such Qualifying Plan (the "Released Matters");

                  (d) permanently enjoins the Agent and the Lenders from taking, or benefiting from, any action or commencing any legal proceedings against any Releasing Party or Plan Releasing Party to recover for any losses in respect of principal and/or interest on the Loans; and

                  (e) is confirmed pursuant to a binding confirmation order and, in the case of a Debtor converted to chapter 7, other binding order that (i) expressly confirms and approves the releases of the Agent, the Lenders and other Lender Releasees referred to in clause
         (b) of this paragraph 10 and (ii) includes injunctions comparable in scope to the injunctions referred to in clauses (c) and (d) of this paragraph 10.

         11. For the avoidance of doubt, and notwithstanding paragraphs 7 and 10(d), in the event the Agent or any Lender is not released by any party to the full extent contemplated in paragraph 10(b) (including, without limitation, as a consequence of conversion of the case of any Debtor to chapter 7), (a) the claims of each of the Agent and such Lenders, as the case may be, under the Loan Documents for indemnification arising from the failure of such release to be provided (whether such claims are fixed, liquidated, contingent or unliquidated) shall be allowed in full as Secured Claims against the Debtors party to the Loan Documents (it being understood that RCM is not a party to the Loan Documents), and shall be provided for in full under any plan or plans in respect of such Debtors and (b) the Agent and the Lenders shall be entitled to take any actions they deem necessary or appropriate to recover such Secured Claims.

         12. It is the intention of the Agent and/or the Lenders to continue to employ professionals to assure enforcement of the terms of this Order and implementation of a Qualifying Plan in accordance with the terms set forth above, and the Debtors are authorized and directed without further order of the

Court to pay the fees and expenses of the Agent and such Lenders incurred after the Payment Date, which shall continue to be payable in accordance with the Loan Documents, promptly upon receipt of invoices therefor. Consistent with the foregoing, all documents and pleadings filed by any Movant in connection with the enforcement of the terms and conditions of this Order, or the implementation of a Qualifying Plan, shall be reasonably acceptable to the Agent as to matters affecting the Agent or the Lenders, and the Agent and the Lenders reserve the right to object to any action or proceeding that is not consistent with the terms of this Order or any plan that is not a Qualifying Plan. In addition, the Agent and the Lenders reserve all of their rights (including, without limitation, the right to enforce and vote on any plan) with respect to any Secured Claims that are not satisfied or extinguished pursuant to this Order.

         13. Upon the Payment Date,

                  (a) the Debtors shall be authorized to use cash collateral of the Lenders to pay allowed administrative expenses of the respective estates (subject to any applicable requirements of the Bankruptcy Code or orders of the Court) and to make other payments under an effective Qualified Plan or as permitted by the Bankruptcy Court without any further consent of or provision of adequate protection to the Agent or the Lenders;

                  (b) the adequate protection motion currently before the Court shall be postponed to the date of the hearing on confirmation of a plan;

                  (c) so long as any plan proposed or confirmed and consummated in any of these cases is a Qualifying Plan, and such plan (and the order confirming such plan) remains in full force and effect, the

         Agent and the Lenders shall not seek any additional adequate protection; and

                  (d) the Agent and the Lenders shall be deemed to consent to the granting by the Debtors to RCM of security interests and liens to secure credit obligations incurred by one or more of the Debtors for (but only for) the purpose of funding or refinancing the funding of the payments to the Agent made on the Payment Date pursuant to paragraph 6 to the extent that the principal amount of the credit obligations does not exceed the total sum of $200 million, which security interests and liens shall be subject and subordinate to any unsatisfied Secured Claims of the Agent and/or the Lenders (other than for Default Interest) in an amount equal to the amount of the Default Interest accrued through the Payment Date, and shall otherwise have priority over the Liens.

         14. This Order shall not be subject to modification or amendment by further order of the Court without the written consent of all of the Movants and the Agent.

         15. This Order shall become binding on the parties, and the Trigger Date may occur, only upon satisfaction of the following conditions:

                  (a) this Order and an order (the "LLC Order") satisfactory to Refco, LLC ("LLC"), the Agent and the Required Lenders binding LLC, the Agent and the Lenders to the terms, conditions and other provisions in this Order as if LLC were a Releasing Party under paragraphs 7 and 8 of this Order, shall have been entered by the Court and, unless otherwise waived by the Agent and the Required Lenders, shall have become final orders in full force and effect, not subject to any further appeal, rehearing, modification or amendment, provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to this Order or the LLC Order will not cause this Order or the LLC Order not to be a final order;

                  (b) unless otherwise waived by the Agent and the Required Lenders, each Participating Party shall have executed and delivered the Participating Party Agreement, which shall be in full force and effect; and

                  (c) the Agent and the Required Lenders shall have agreed in writing to the terms and conditions of this Order, which shall be in full force and effect.

         16. In the event that, prior to the occurrence of the Trigger Date, the Debtors have failed to timely make any payment contemplated to be made under paragraph 6 above (as the dates for such payments may be extended from time to time in accordance with such paragraph), including, without limitation, by virtue of this Order not having become binding pursuant to paragraph 15, then this Order shall cease to be in effect and shall no longer be binding on the Agent, the Lenders, the Debtors, the RCM Trustee, the Committees, the Participating Parties or any other parties-in-interest.

         17. In the event that this Order does not become binding or, pursuant to paragraph 16 above, ceases to be binding, it shall not constitute an admission by any party-in-interest of any determination or finding stated herein.

         18. This Court shall retain jurisdiction to enforce the terms of this Order, and any releases, injunctions or further determinations provided for or contemplated hereby.

New York, New York
_________ __, 2006

                                                 ____________________________
                                                 Honorable Robert D. Drain
                                                 United States Bankruptcy Judge

                                                                     Schedule I

                             Participating Parties

(a) Debtors

Refco Inc.
Bersec International LLC
Kroeck & Associates, LLC
Marshall Metals LLC
New Refco Group Ltd., LLC
Refco Administration LLC
Refco Capital LLC
Refco Capital Holdings LLC
Refco Capital Management LLC
Refco Capital Markets, Ltd. (including the chapter 11 trustee thereof) Refco Capital Trading LLC
Refco Finance Inc.
Refco Financial LLC
Refco Fixed Assets Management LLC
Refco F/X Associates LLC
Refco Global Capital Management LLC
Refco Global Finance Ltd.
Refco Global Futures LLC
Refco Global Holdings LLC
Refco Group Ltd., LLC
Refco Information Services LLC
Refco Mortgage Securities, LLC
Refco Regulated Companies LLC
Summit Management LLC
Westminster-Refco Management LLC
Refco Managed Futures LLC
Lind-Waldock Securities LLC

(b) Committees

The Official Committee of Unsecured Creditors of Refco Inc., et al.
The Additional Official Committee of Unsecured Creditors of Refco Inc., et al. The Joint Subcommittee of the Official Committee of Unsecured Creditors of Refco Inc., et al. and the Additional Official Committee of Unsecured Creditors of Refco Inc., et al.

(c) Committee members

Members of the Official Committee of Unsecured Creditors of Refco Inc., et al.

     o    D.E. Shaw & Co., LP
     o    Esopus Creek Advisors
     o    Wells Fargo Bank, N.A., as Indenture Trustee
     o    Cargill, Incorporated

Members of the Additional Official Committee of Unsecured Creditors of Refco Inc., et al.

     o    VR Global Partners, L.P.
     o    Markwood Investments Ltd.
     o    Premier Bank International N.V.
     o    Everest Asset Management, Inc.

(d) MCG Members

Inter Financial Services, Ltd.
Capital Management Select Fund Ltd.
Global Management Worldwide Limited
Arbat Equity Arbitrage Fund Limited
Russian Investors Securities Limited
Garden Ring Fund Limited
RB Securities Limited
GTC Bank Inc.
IDC Financial S.A.
Investment & Development Finance Corp.
Ernesto Ruiz Sinibaldi
Christian Klose Pieters
Aida Margarita Rosales de Klose
Banco Reformador S.A.
Transcom Bank (Barbados) Ltd.

(e) RCM Settlement Joinder Parties

Sul America Compania de Seguros del Ecuador C.A.
Brooke Financial Services Ltd.
VR Global Partners, L.P.
Paton Holdings Ltd.
VR Capital Group Ltd.
VR Argentina Recovery Fund, Ltd.
Premier Bank International N.V.
Markwood Investments Ltd.

(f) Other

Fintech Advisory Inc.
VR Advisory Services, Ltd.
Josefina Franco Siller
Banco Uno S.A. Nicaragua

(g) a Super Majority under and as defined in the RCM Settlement Agreement as filed with the Court on August 23, 2006 (inclusive of persons listed above).

and

(h) a majority in number of the following entities:

Oslo International S.A.
Alfredo Skinner-Klee and Alexandra Sol de Skinner-Klee
Ballery Holdings
Bilston International Inc.
Banco Uno S.A. - Panama
Banco Uno S.A. - El Salvador
Banco Uno S.A. - Guatemala
INS-Bancredito Valores Puesto de Bolsa, S.A.
Servicios Generales Bursatiles, S.A. de C.V.
Altima Capital Management, Inc.
Turisol Casa de Cambio, C.A.
Heptagon Financial Services, Inc., f/k/a Interfin Capital Inc.
Sud America de Seguros C.A.
Latina de Seguros, f/k/a Generali Peru Compania de Seguros y Reseguros Heptagon Financial Planners, Ltd.
Banco de Hipotecario de Inversion Turistica de Venezuela as trustee of Fideicomiso Federal Forex Investment

                                                                    Schedule II

              Calculation of Interest Accrued and Unpaid Under the
                     Loan Documents as of the Petition Date


       Accrual Days
-------------------------                 Principal
From              To          Days        Outstanding           Rate          Accrual         Interest
-----------------------------------------------------------------------------------------------------------
9/30/2005       10/10/2005     10     $  642,000,000.00        5.84063%        360      $    1,041,579.02
10/10/2005      10/16/2005      6        642,000,000.00        6.09063%        360             651,697.40
                            --------                                                    -----------------
                               16                                                       $    1,693,276.42


                                   EXHIBIT C
                                   ---------

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

------------------------------

           In re
                                          Chapter 7

          REFCO, LLC,                     Case No. 05-60134 (RDD)

                    Debtor.

------------------------------

                         CLAIM SUBORDINATION AND WAIVER
                         ------------------------------

         In consideration of the pleadings contemplated to be filed by Albert Togut, not individually but as chapter 7 trustee (the "Chapter 7 Trustee") for the estate of Refco, LLC (the "Chapter 7 Debtor"), seeking approval of the allocation of proceeds from the sale of the regulated commodity broker businesses of the Chapter 7 Debtor and Refco Inc. and/or its affiliates other than Refco, LLC ("Refco") and the payment of amounts owed to Refco Capital LLC on account of loans made by Refco Capital LLC to the Chapter 7 Debtor's customers, and in consideration of the distributions on account of intercompany claims contemplated to be made after timely-filed non-intercompany claims against the Chapter 7 Debtor's estate are paid or reserved, as more fully described and contemplated in the Global Term Sheet attached as Exhibit A to that certain Plan Support Agreement dated September 14, 2006 (the "Plan Support Agreement"), Claimant (as defined below) hereby agrees as follows:

         A. Commencing upon the date of execution of this Claim Subordination and Waiver, Claimant permanently and irrevocably agrees: (i) to subordinate any and all right to payment or distribution on account of its Claim (as described below) to (x) all costs of administration of the Chapter 7 Debtor's estate (including but not limited to administrative costs paid to date), and (y) all costs and claims entitled to payment or distribution under Sections 766(h), 726(a)(1) and 726(a)(2) of the Bankruptcy Code; and (ii) that the Chapter 7 Trustee need not and shall not reserve any amounts on account of the Claim in making distributions or establishing reserves on account of the costs and claims (including any intercompany claims asserted by the RGL Debtors and RCM, each as defined in the Plan Term Sheet) specified in the foregoing subparagraph, and may disregard the Claim in calculating such reserves and making such distributions.

         B. Upon the effective date (consummation) of the global plan of reorganization or liquidation for the Chapter 11 Debtors (the "Global Plan") described and contemplated in the Plan Support Agreement, Claimant shall be deemed to have irrevocably transferred its Claim to Refco or such other entity as is specified in the Global Plan, and this Claim Subordination and Waiver shall constitute consent to entry of an order, without further notice, disallowing and expunging the Claim for purposes of Claimant receiving distributions from the Chapter 7 Debtor's estate, but without affecting the right of the transferee specified in the Global Plan to receive distributions under the Global Plan. In the event that the Global Plan does not provide for the assignment and transfer of the Claim to Refco or another entity, the Claim shall be deemed waived and discharged upon the effective date (consummation) of the Global Plan, and this Claim Subordination and Waiver shall constitute consent to entry of an order, without further notice, disallowing and expunging the Claim for all purposes.

         C. Claimant recognizes that the Chapter 7 Trustee intends to and will rely upon this Claim Subordination and Waiver in order to make payments and distributions without reserve to the Chapter 7 Debtor's creditors, including (to the extent their claims are allowed) the RGL Debtors and RCM. Claimant forever waives, releases and discharges the Chapter 7 Trustee and the Chapter 7 Debtor's estate, and their respective agents, representatives and professionals, from any and all claims or causes of action that might be asserted against any or all of them, whether now existing or arising in the future, arising from or relating to payments or distributions made by the Chapter 7 Trustee to the Chapter 7 Debtor's creditors, including if applicable the RGL Debtors or RCM, in reliance (whether or not justified) on this Claim Subordination and Waiver.

         The undersigned individual hereby agrees and warrants that he or she is fully authorized and empowered to execute this Claim Subordination and Waiver on behalf of Claimant.


      Claimant:  ________________


      Claim No:  ________________


                                                   __________________________

                                             By:   __________________________

                                             Its:  __________________________

                                   EXHIBIT D

                      [RCM Settlement Order Modification]
                      -----------------------------------

If the chapter 7 trustee of Refco, LLC (the "LLC Trustee") pays any Rogers Funds Claims, with the result that the Rogers Funds have received and been paid and satisfied in full the total amount, without duplication, of all of the Rogers Funds Claims allowed in favor of the Rogers Funds in both the Refco LLC and the RCM cases, then, to the extent of such payment by the LLC Trustee, (a) the LLC Trustee shall thereby become subrogated to any rights of the holders of the Rogers Funds Claims to be treated as holders of Securities Customer Claims under the Settlement Agreement, and (b) the LLC Trustee shall thereupon be entitled to the same treatment as the holders of the Rogers Funds Claims would have had to be treated as a holder of Securities Customer Claims under the Settlement Agreement without subordination or other disallowance of his subrogation claim as a Securities Customer Claim. If the RCM Case is converted to a chapter 7 case to be administered under subchapter III of chapter 7, Refco LLC's status as an affiliate of RCM will not affect the priority of the Rogers Funds Claims, whether asserted by the holders of the Rogers Funds Claims or, to the extent subrogated under clause (a) above, by the LLC Trustee. Under no circumstance may RCM's aggregate liability to the LLC Trustee in respect of the LLC Trustee's subrogation exceed what would have been RCM's liability to the holders of the Rogers Funds Claims, including with respect to post-petition interest and attorneys' fees, in the absence of such subrogation. Nothing in this paragraph shall prevent or affect (i) the LLC Trustee's rights to claim that any amounts are owed to the LLC Trustee by the RCM estate under any theory of recovery arising from or relating to any securities deposited by the Rogers Funds or any claims allowed against Refco, LLC in favor of the Rogers Funds or
(ii) the RCM Trustee's rights to object to or defend against any such claims. The term "Rogers Funds Claims", as used in the foregoing provisions of this paragraph, includes, to the extent allowed, any Rogers Funds Claims for post-petition interest and attorneys' fees.